UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

SYNEOS HEALTH, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of 2021 Annual Meeting and Proxy Statement

March 31, 2021

Dear Stockholder,

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Syneos Health, Inc. on Wednesday, May 12, 2021, at 8:00 am EDT. The Notice of Annual Meeting of Stockholders and the Proxy Statement accompanying this letter describe the business to be conducted at the meeting and provide further information about Syneos Health.

Throughout the pandemic, our priorities have been the safety and wellbeing of our employees, the success of our customers, and the stability of our business for our stockholders. Although 2020 presented unprecedented challenges, our teams rose to meet the moment. Through their resiliency and dedication, we supported our employees, continued to provide agile, custom solutions to meet the needs of our customers, and delivered solid financial results.

If the pandemic made anything clear, it is the increased urgency of improving the cost, speed, accuracy, efficiency, and fairness of developing treatments to stay ahead of rapidly evolving and spreading pathogens. Simply put, insights-driven product development is fundamental to inclusive and effective medical care and healthy and stable societies.

We were ready to help when the pandemic hit and had the scale and experience to do so. We responded during the darkest moments of the pandemic's first wave, when hospitals were overwhelmed and ventilators in frighteningly short supply. Our Ventilator Initiative Task Force—initiated by employees with expert critical care knowledge—helped educate thousands of health care providers about an alternative to mechanical ventilation for hospitalized COVID-19 patients. In addition, our 25,000 employees worked tirelessly to help bring COVID-19 treatments and vaccines to market, conducting ‘real-time’ data monitoring, data cleaning and analysis for groundbreaking vaccines, and contributing to more than 80 COVID‑19 related clinical projects.

In response to the pandemic, we leveraged digital innovations, including telehealth and remote monitoring, to minimize disruptions to clinical trials and to connect with customers in a field historically dominated by face-to-face and written communications. Within our Commercial business, we launched our KineticTM customer engagement capability to offer customers fully integrated omnichannel solutions. Demand for our services steadily increased, generating record net awards and growing ending backlog 23.0% to a record $10,951.1 million, consisting of $10,239.5 million for Clinical Solutions and $711.6 million for the Deployment Solutions offering within Commercial Solutions. The leadership, resiliency and dedication of our teams to deliver for our customers enabled this record-setting year.

We also implemented extensive safety measures to protect our employees and customers, quickly pivoting to a remote work environment where possible, imposing travel restrictions, and following social distancing protocols. To remain transparent with employees, we implemented frequent employee messaging—including CEO emails, blogs, vlogs and town halls—to inform employees about Company actions to safeguard their wellbeing and the Company’s financial wellbeing. We created a voluntary furlough program and facilitated voluntary schedule reductions and unpaid leave, which allowed employees to take care of their families, and made arrangements to allow continuation of benefits during furloughs. We are proud to report that involuntary actions, such as layoffs and involuntary furloughs, were significantly minimized by other cost containment measures.

As a leader in developing innovative biopharmaceutical solutions, we also strive to lead our industry in our Diversity, Equity & Inclusion efforts. We believe that addressing complex healthcare challenges requires contributions from diverse viewpoints. As of December 31, 2020, 67% of our total workforce were women and 32% of our employees in the United States represented ethnic minority groups. As this data demonstrates, we have been and continue to be committed to diversity within our employee population.

We continued to deliver on our value creation plan in 2020. While revenue declined 5.6%, primarily driven by the impacts of the pandemic, our cost containment measures allowed us to grow income from operations by 23.3% and net income by 46.9% compared to 2019. We took actions to preserve liquidity and protect the Company’s financial position, ultimately growing cash flow from operations 33.6% year over year to a record $425.5 million. We issued $600 million of senior notes bearing interest at 3.625%, entered into interest rate swaps to lock in record low rates, and extended the maturity date of the Term Loan A and revolving credit facility components of our credit agreement, providing additional flexibility in our capital structure. We also completed the divestiture of the Company’s contingent staffing and medication adherence businesses, two non-core assets, furthering our commitment to a focused business model positioned to drive growth.

Further, we capitalized on two attractive acquisition opportunities and welcomed Synteract and Illingworth Research Group to Syneos Health. Synteract provides us with an expanded presence in the emerging biopharma market. Illingworth, a leading global provider of clinical research home health services, enables clinical trial participation from the comfort and safety of a patient’s home, school, or place of work.

As our results reflect, in 2020 we were there to meet the needs of our employees and customers as they evolved. Among other accomplishments, we:

•	Achieved a record $5,863.1 million in total net new business awards, representing a book-to-bill ratio of 1.33x for the total Company;
•

Increased GAAP net income by 46.9% year-over-year to $192.8 million, resulting in diluted earnings per share of $1.83, compared to GAAP net income of $131.3 million, or diluted earnings per share of $1.25, for 2019;

•	Launched a large strategic collaboration with Concert AI, an oncology leader in real world evidence;
•	Signed a new three-year agreement with Pfizer Inc. to deliver global product development solutions to support Pfizer’s portfolio;
•	Completed the acquisitions of Synteract and Illingworth Research Group;
•	Repurchased $70.2 million of common stock;
•	Launched our Kinetic customer engagement capability that makes fully integrated omnichannel solutions more easily accessible to biopharmaceutical organizations;
•	Won the Society for Clinical Research Eagle Sites Award, sweeping the CRO category for the fourth consecutive year; and
•	Became the highest ranking biopharmaceutical outsourcing company on the Forbes list of World’s Best Employers.

We ask for your support on the items described in the Proxy Statement accompanying this letter so that we can continue creating value and advancing our Values. We also thank you for your investment in our Company, in our people, and, ultimately, in the societal health and welfare enabled by the medicines we help bring to life.

Alistair Macdonald Chief Executive Officer	John M. Dineen Chair of the Board

1030 Sync Street Morrisville, North Carolina 27560

Notice of Annual Meeting of Stockholders

DATE AND TIME	LOCATION	RECORD DATE
May 12, 2021 at 8:00 a.m. EDT	Online only via live webcast	March 19, 2021

To the Stockholders of Syneos Health, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Syneos Health, Inc. (the “Company” or “Syneos Health”) will be held on May 12, 2021 at 8:00 a.m. EDT. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SYNH2021 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker.

The meeting is called for the following purposes:

1.	To elect the three Class I directors named in the Company’s Proxy Statement for a term expiring at the 2024 annual meeting of stockholders and until their successors have been elected and qualified;
2.	To approve, on an advisory (nonbinding) basis, the Company’s executive compensation;
3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors; and
4.	To consider and take action upon such other matters as may properly come before the meeting or any adjournment, continuation or postponement thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice.

If you were a stockholder of record of Syneos Health Class A common stock (“common stock”), as of the close of business on March 19, 2021, you are entitled to receive this Notice and vote at the Annual Meeting of Stockholders and any adjournment, continuation or postponement thereof, provided that the board of directors (the “Board”) may fix a new record date for an adjourned meeting. A complete list of our stockholders as of the record date will be available for examination by any stockholder during the ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Investor.Relations@syneoshealth.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker.

We recommend that you review the information under “Frequently Asked Questions about the Annual Meeting” in the Proxy Statement for additional detail regarding the process for, and the deadlines applicable to, voting, attending the meeting and appointing a proxy.

Whether or not you expect to attend the Annual Meeting, the Board respectfully requests that you vote your shares in the manner described in the Proxy Statement. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. At any time before it has been voted at the meeting, you may revoke your proxy in the manner described in the Proxy Statement.

By Order of the Board of Directors of Syneos Health, Inc.,

Jonathan Olefson
General Counsel and Corporate Secretary
Morrisville, North Carolina
Dated: March 31, 2021

SYNEOS HEALTH, INC.
1030 Sync Street
Morrisville, North Carolina 27560

Proxy Statement
for the
Annual Meeting of Stockholders
To Be Held May 12, 2021

SYNEOS HEALTH, INC.

1030 Sync Street

Morrisville, North Carolina 27560

PROXY STATEMENT

2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 12, 2021

Information Concerning Solicitation and Voting

This Proxy Statement is furnished to the holders of our Class A common stock (“common stock”) in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Syneos Health, Inc. for use at the Annual Meeting of Stockholders (the “Annual Meeting” or the “meeting”) to be held on May 12, 2021 at 8:00 a.m. EDT and any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SYNH2021 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card (the “Proxy Card”) or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2021

This Proxy Statement and our 2020 Annual Report are available at http://www.proxyvote.com

At the Annual Meeting, our stockholders will be asked:

•To elect the three Class I directors named in this Proxy Statement for a term expiring at the 2024 annual meeting of stockholders and until their successors have been elected and qualified (Proposal 1);

•To approve, on an advisory (nonbinding) basis, the Company’s executive compensation (Proposal 2);

•To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors (Proposal 3); and

•To consider and take action upon such other matters as may properly come before the Annual Meeting or any adjournment, continuation or postponement thereof.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Proxy Card will vote your shares in accordance with their best judgment. This Proxy Statement and Proxy Card are being made available on or about March 31, 2021 to our stockholders of record on March 19, 2021 (the “Record Date”).

Recommendations of the Board

The Board recommends that you vote your shares as indicated below. If you return a properly completed Proxy Card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted in accordance with the recommendations of the Board. The Board recommends that you vote:

•FOR the election of the three Class I directors named in this Proxy Statement;

•FOR the approval, on an advisory (nonbinding) basis, of the Company’s executive compensation; and

•FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors.

1

About Syneos Health

Overview

We are a leading global biopharmaceutical solutions organization providing a full suite of clinical and commercial services to customers in the pharmaceutical, biotechnology, and healthcare industries. We offer both stand-alone and integrated biopharmaceutical product development solutions ranging from Early Phase (Phase I) clinical trials to the full commercialization of biopharmaceutical products, with the goal of increasing the likelihood of regulatory approval and commercial success. Our Clinical Solutions segment offers a variety of services spanning Phases I to IV of clinical development, including full service global studies, as well as individual service offerings such as clinical monitoring, investigator recruitment, patient recruitment, data management, and study startup to assist customers with their drug development process. Our Commercial Solutions segment provides commercialization services, including deployment solutions, communication solutions (public relations, advertising, and medical communications), and consulting services. We integrate our clinical and commercial capabilities into customized solutions by sharing knowledge, data, and insights through our Biopharmaceutical Acceleration Model. This collaboration across the development and commercialization continuum facilitates unique insights into patient populations, therapeutic environments, product timelines, and the competitive landscape.

Our Culture

Our Company culture is based on our shared purpose, Shortening the Distance from Lab to Life®, which aligns our employees and the customers we serve. This purpose, enabled by our unique Biopharmaceutical Acceleration Model, allows Syneos Health experts to share intelligence throughout the product development lifecycle, making our solutions better and smarter along the way.

This purpose is surrounded by three agile-oriented Values, designed to foster innovation, including Challenge the Status Quo, Collaborate to Deliver Solutions, and Passionate to Change Lives.

•

Challenge the Status Quo: United with our customers, every day we advance molecules, devices, and the channels we use to reach physicians and patients. We see what exists and ask how we can make it better. Ultimately, patients are waiting for a therapy that could change their lives.

•

Collaborate to Deliver Solutions: We work across our Company, and across our disciplines, sharing ideas, respecting one another’s opinions and providing constructive feedback. We know that collaboration with our colleagues and with our customers unlocks creativity, innovation, and new solutions.

•

Passionate to Change Lives: Each life we positively impact makes our work worthwhile. We’re motivated by the promise of medicine and hold ourselves accountable to leverage our expertise and experience to partner, side-by-side with our customers, to help transform health experiences.

This environment is fueled by a belief in caring for our collective wellbeing, which we refer to as Total Self. This belief enables employees to be their authentic selves at work, fostering a diverse, equitable, and inclusive culture.

Stockholder Engagement

In 2020, we continued our stockholder engagement program because we believe stockholder engagement is one aspect of maintaining good corporate governance as well as transparency with regard to executive compensation matters. Our stockholder engagement program provides a mechanism to discuss issues of importance to stockholders that affect our business, including our compensation philosophy, corporate governance practices, corporate social responsibility efforts, and diversity, equity and inclusion initiatives. During the last twelve months, we have engaged with institutional investors holding approximately 80.1% of our outstanding shares, including our two largest private equity holders. In the fall of 2020, we conducted a stockholder outreach campaign that resulted in engagement meetings with institutional investors representing approximately 52.38% of our outstanding shares.

What We Learned from our Meetings with Stockholders

•	Stockholders support our approach to corporate governance, including our independent Chair of the Board role.
•	Stockholders support our executive compensation program.
•	Stockholders appreciate our Diversity, Equity & Inclusion strategy and our approach to human capital management.
•	Stockholders support our response to the COVID-19 pandemic, including our efforts to maintain business continuity and keep employees safe.
•	Stockholders provided us with valuable insight regarding our 2019 Sustainability Report and other sustainability initiatives.

We have duly considered the input from the stockholder outreach and incorporated suggestions as appropriate.

2	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Corporate Governance Matters

Board of Directors

Our Board is comprised of eleven members, with John M. Dineen serving as Chair. We have separated the position of the Chair of the Board and that of the Chief Executive Officer. While our Board believes the separation of these positions serves our Company well, and intends to maintain this separation where appropriate and practicable, the Board does not believe that it is appropriate to prohibit one person from serving as both Chair of the Board and Chief Executive Officer. We believe our leadership structure is appropriate given the size of our Company in terms of the number of employees and the historical experience and understanding of our Company and industry of each of Messrs. Dineen and Macdonald.

John M. Dineen  Independent Chair of the Board

Director since: 2018 Age: 57

Experience

•   Chief Executive Officer, GE Heathcare, the healthcare business of the multi-national technology, manufacturing and financial services conglomerate (2008-2014)

•   Various leadership positions within GE, including President and Chief Executive Officer of GE Transportation, President of GE Plastics, General Manager of GE’s Power Equipment business, and General Manager of GE’s Appliances, Microwave and Air-Conditioning businesses

•   Operating Advisor, Clayton, Dubilier & Rice LLC, an investment firm (2015-present)

Qualifications

•   More than 30 years of global management and operations experience across several industries, including healthcare, technology and international management experience

•   Experience serving on public company boards with global operations

Education

•   BS, Biology and Computer Science, University of Vermont

Other Boards

•   Cognizant Technology Solutions Corporation (Nasdaq:CTSH), a leading provider of information technology, consulting, and business process services (Finance and Strategy Committee and Governance and Sustainability Committee)

•   Chair of the board of directors of Healogics and Carestream Dental

•   Board of Trustees, University of Vermont

Todd M. Abbrecht  Independent Director

Co-Chief Executive Officer, Thomas H. Lee Partners Director since: 2017 Age: 52 Committees: • Nominating and Corporate Governance Committee

Experience

•   Co-Chief Executive Officer and member of management committee, Thomas H. Lee Partners, a global private equity firm

•   Various roles at THL since 1992

•   Credit Suisse First Boston, mergers and acquisitions department

Qualifications

•   Extensive experience with healthcare services companies and service on the boards of public companies

•   Ability to provide insights regarding strategic and finance-related activities

Education

•   BSE, Finance, The Wharton School, University of Pennsylvania

•   MBA, Harvard Business School

Other Boards

•   CSafe Global

•   PCI Pharma Services Inc. (Compensation Committee)

•   Professional Physical Therapy, Inc. (Compensation Committee)

•   Board of Trustees, Joslin Diabetes Center

Former Boards

•   Aramark Holdings Corp. (NYSE: ARMK)

•   Curo Health Services, Inc.

•   Fogo de Chao (formerly Nasdaq: FOGO)

•   Healthcare Staffing Services, Inc.

•   Juvare Holdings, Inc.

•   Intermedix Corporation

•   Party City Holdco (NYSE: PRTY)

3

CORPORATE GOVERNANCE MATTERS

Thomas Allen  Independent Director

Managing Director, Advent International Ltd Director since: 2017 Age: 43 Committees: • Nominating and Corporate Governance, Chair

Experience

•   Managing Director, Advent International Ltd, an affiliate of Advent International Corporation, a global private equity firm, focusing on investments in the healthcare sector (2014 – present; joined Advent in 2004)

•   Prior to joining Advent, worked at Arthur Andersen and KPMG as part of the firms’ London private equity teams

Qualifications

•   Extensive experience in the healthcare sector

•   Finance background

Education

•   BA, Economics, University of Manchester

•   Qualified Accountant

Other Boards

•   Mediq, a provider of medical devices and care solutions

•   Zentiva Group, a leading European generics pharmaceutical company (Advisory Committee; Remuneration Committee)

•   GLOBAL MENSA S.L., the holding company of Vitaldent, a Spanish network of dental care clinics

•   Invest Europe, a private equity industry association

Former Board

•   Priory Group

Bernadette M. Connaughton  Independent Director

Director since: 2019 Age: 62 Committees: • Audit

Experience

•   President, China, Latin America, Central and Eastern Europe and Middle East, Bristol-Myers Squibb Company, a pharmaceutical company (2016 to 2017)

•   President, European Markets, Canada and Australia, Bristol-Myers Squibb Company (2014 to 2016)

•   President, Intercontinental, Bristol-Myers Squibb Company (2013 to 2014)

•   Prior roles with Bristol-Myers Squibb Company as President, Japan, Pacific Rim, Australia and Canada; Senior Vice President, Cardiovascular and Metabolic Business Unit, U.S.; and Senior Vice President, Primary Care Marketing, U.S.

Qualifications

•   Three-decade career and expertise in biopharmaceutical launches and commercialization

•   Valuable experience across a wide range of geographic regions, including the U.S., Europe, Latin America, Asia-Pacific and Middle East regions

Education

•   BA, Johns Hopkins University

•   MBA, The Wharton School, University of Pennsylvania

Other Boards

•   Zealand Pharma A/S (Nasdaq: ZEAL), a biotechnology company focused on the discovery and development of innovative peptide-based medicines (Audit Committee)

•   Halozyme Therapeutics, Inc. (Nasdaq: HALO), a biotechnology company focused on novel biological and drug delivery approaches (Compensation Committee)

•   Trustee, the Boys and Girls Club of Mercer County, New Jersey

Former Board

•   Visterra, Inc.

4	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

Linda A. Harty  Independent Director

Director since: 2017 Formerly served as Lead Independent Director (August 2017 - December 2018) Age: 60 Committees: • Audit • Compensation and Management Development

Experience

•   Vice President, Treasurer of Medtronic plc (NYSE:MDT), a global company specializing in medical technology, services and solutions (2010 – 2017)

•   Executive Vice President, Treasurer, Cardinal Health (NYSE:CAH) (2005 – 2010)

•   Previously held financial leadership positions at RTM Restaurant Group (CFO), BellSouth, ConAgra and Kimberly-Clark

Qualifications

•   Extensive global experience in senior finance and accounting leadership across a variety of industries

•   Experience serving on global public company boards

Education

•   BBA, Finance and Economics, University of Wisconsin-Oshkosh

•   Certified Public Accountant

Other Boards

•   Parker Hannifin (NYSE:PH), a Fortune 250 global leader in motion and control technologies (Audit Committee, Chair and Nominating and Corporate Governance Committee)

•   Wabtec Corporation (NYSE: WAB), a Fortune 500 leading global provider of equipment, systems, digital solutions and value-added services for freight and transit rail (Audit Committee, Chair and Nominating and Corporate Governance Committee)

William E. Klitgaard  Independent Director

Operating Executive, Avista Capital Partners Director since: 2017 Age: 68 Committees: • Audit, Chair

Experience

•   Operating Executive, Avista Capital Partners, a leading private equity firm focused on healthcare (since 2020)

•   President, Enlighten Health, a division of LabCorp (NYSE:LH) that focuses on innovation and creation of new information-based services utilizing core assets of LabCorp and Covance, Inc. (2015-2016)

•   19 years with Covance, one of the world’s largest contract research organizations, including three years as Corporate Senior Vice President and Chief Information Officer, and nearly twelve years as Corporate Senior Vice President and Chief Financial Officer

•   Finance leadership positions at Kenetech Corporation, a wind turbine manufacturer, and Consolidated Freightways, Inc., a freight service and logistics company

Qualifications

•   Experience in the contract research organization (“CRO”) industry, including experience in finance and information technology

Education

•   BA, Economics, University of California at Berkeley

•   MS, Sloan Management School, Massachusetts Institute of Technology

Other Boards

•   XIFIN, Inc., a health information technology company

•   Inform Diagnostics, an anatomic pathology laboratory services company

Former Boards

•   Certara L.P. (Audit Committee)

•   Liaison Technologies

•   Bioclinica, Inc.

Alistair Macdonald  Chief Executive Officer and Director

Chief Executive Officer, Syneos Health, Inc. Director since: 2016 Age: 51

Experience

•   Chief Executive Officer, Syneos Health, Inc. (since 2016)

•   Various roles with Syneos Health, Inc. and predecessor company INC Research Holdings, Inc., including President (2015-2016); Chief Operating Officer (2013-2016); President, Clinical Development Services (2012-2013); Executive Vice President of Global Oncology Unit (2011-2012); Executive Vice President, Strategic Development (2009-2011); and Senior Vice President, Biometrics (2002-2009)

Qualifications

•   Valuable perspective and experience as our Chief Executive Officer, and as a former Chief Operating Officer of our Company

•   Extensive knowledge of the CRO and biopharmaceutical industries

Education

•   MS, Environmental Diagnostics, Cranfield University

Other Boards

•   Association of Clinical Research Organizations

•   Medicines Discovery Catapult, an independent, not-for-profit company, funded by an agency of the UK government

5

CORPORATE GOVERNANCE MATTERS

John Maldonado  Independent Director

Managing Partner, Advent International Corporation Director since: 2017 Age: 45 Committees: • Compensation and Management Development

Experience

•   Managing Partner, Advent International Corporation, a global private equity firm, focused on buyouts in the healthcare, financial and business services sectors (since 2006)

•   Prior roles at Bain Capital, Parthenon Capital and The Parthenon Group

Qualifications

•   Financial, accounting, acquisition and business experience in the health and life sciences industry

•   Experience serving on boards of directors

Education

•   BA, Mathematics, summa cum laude, Dartmouth College

•   MBA, with high distinction, as a Baker Scholar, Harvard Business School

Other Boards

•   ATI Holdings, Inc., a provider of outpatient physical therapy (Audit Committee and Compliance Committee)

•   AccentCare, Inc., a provider in post-acute healthcare services (Compensation Committee)

•   Definitive Healthcare, LLC, a healthcare data provider (Compensation Committee)

•   RxBenefits, Inc., a technology-enabled pharmacy benefits optimizer (Compensation Committee)

•   Healthcare Private Equity Association, an association of private equity firms committed to building strong, successful healthcare companies (Executive Committee)

Former Boards

•   Genoa, a QoL Healthcare Company

•   Cotiviti Holdings, Inc. (formerly NYSE:COTV)

Kenneth F. Meyers  Independent Director

President, Ken Meyers Associates LLC Director since: 2016 Age: 59 Committees: • Compensation and Management Development, Chair • Nominating and Corporate Governance

Experience

•   President at Ken Meyers Associates LLC, an executive coaching firm he founded in 2021

•   Advisor to the Chief Executive Officer at Hillrom, Inc. (NYSE:HRC) (“Hillrom”), a global medical technology company (since 2020)

•   Senior Vice President and Chief Human Resources Officer, Hillrom (2015-2020)

•   Senior Vice President and Chief Human Resources Officer, Hospira, Inc., a manufacturer and distributor of generic injectable pharmaceuticals, biosimilars and medical devices (2008 until its acquisition by Pfizer, Inc. in 2015)

•   Partner, Mercer/Oliver Wyman, a consulting firm specializing in leadership development (2004-2008)

•   Senior human resources roles for Starbucks Coffee International, The Gymboree Corporation, Walt Disney Imagineering and United Technologies Corporation

Qualifications

•   Direct knowledge of the challenges associated with building a global workforce in the biopharmaceutical industry from a human resources perspective

Education

•   BA, International Business and Human Resource Management, The Wharton School, University of Pennsylvania

•   MBA, Harvard Business School

Other Boards

•   Elyssa’s Mission, a community-based non-profit organization dedicated to preventing teen suicide (Nominating Committee)

•   The Henry P. Kendall Foundation, an organization working to create healthy and sustainable food systems in New England (Chair, Compensation Committee)

•   The Norfolk Charitable Foundation

6	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

Matthew E. Monaghan  Independent Director

President and Chief Executive Officer, Invacare Corporation Director since: 2016 Age: 53 Committees: • Audit • Nominating and Corporate Governance

Experience

•   President and Chief Executive Officer at Invacare Corporation (NYSE:IVC), a medical device manufacturer for the home and long-term healthcare markets (since 2015)

•   Senior Vice President and General Manager, Global Hips and Reconstructive Research for Zimmer Biomet Holdings, Inc. (formerly known as Zimmer Holdings, Inc.) (NYSE:ZBH), a global company that designs, develops, manufactures and markets orthopedic reconstructive, spinal and trauma devices, dental implants, and related surgical products (2014-2015)

•   Operating Executive for Texas Pacific Group (2006 to 2009)

•   Cerberus Capital Management (2003 to 2005)

•   13 years in the aerospace, medical and other industrial businesses of General Electric

Qualifications

•   Nearly three decades of experience in medical device development, operating management for private equity investors, and manufacturing

•   Financial oversight experience

Education

•   BS, Mechanical Engineering, Cornell University

•   MS, Mechanical Engineering, Massachusetts Institute of Technology

•   MBA, INSEAD Business School, France

Other Boards

•   Invacare Corporation (NYSE:IVC) (Chairman) (since 2015)

•   Trustee, Cleveland Clinic Avon Lake Hospital

Former Board

•   CD Diagnostics, Inc. (2012-2016) (Chair, Audit Committee (2012-2015); Chair, Board of Directors (2015-2016))

Joshua M. Nelson  Independent Director

Managing Director, Thomas H. Lee Partners Director since: 2017 Age: 48 Committees: • Compensation and Management Development

Experience

•   Managing Director and Head of Healthcare at Thomas H. Lee Partners, L.P., a global private equity firm

•   Various roles at THL since 2003

•   Prior roles at JPMorgan Partners, the private equity affiliate of JPMorgan Chase

Qualifications

•   Experience investing in and managing various healthcare companies

•   Skills related to analyzing and understanding a company’s financial conditions

•   Broad prospective related to strategic planning

Education

•   BA, Political Science, summa cum laude, Princeton University

•   MBA, with honors, Harvard Business School

Other Boards

•   Adare Pharma Solutions (Compensation Committee)

•   Agiliti Health, Inc. (Compensation Committee)

•   Autism Home Care Holdings, Inc. (Compensation Committee and Compliance Committee)

•   CSafe Global (Audit Committee)

•   Hospice Care Holdings, L.P. (Compensation Committee and Compliance Committee)

•   Nextech Holdings (Audit Committee)

•   Professional Physical Therapy Inc. (Compensation Committee, and Compliance, Real Estate and M&A Committee)

•   Senior Home Care Holdings, Inc. (Compensation Committee and Compliance Committee)

Former Boards

•   1-800 CONTACTS, Inc. (Compensation Committee)

•   Advanced BioEnergy, LLC (Compensation Committee)

•   Curo Health Services, Inc. (Audit Committee, Compensation Committee, and Compliance Committee)

•   Intermedix Corporation (Audit Committee and Compensation Committee)

•   Party City Holdings, Inc. (NYSE:PRTY) (Compensation Committee and Nominating Committee)

•   Hawkeye Energy Holdings

•   Healthcare Staffing Services, Inc. (Compensation Committee)

7

CORPORATE GOVERNANCE MATTERS

Board Skills and Experience

Listed below are the skills and experience that we consider important for our directors in light of our business strategy and structure. The directors’ biographies note each director’s relevant experience, qualifications, and skills relative to this list.

	Abbrecht	Allen	Connaughton	Dineen	Harty	Klitgaard	Macdonald	Maldonado	Meyers	Monaghan	Nelson
Skills and Experience
Accounting/ Auditing/ Risk Management		●			●	●
CEO/ Senior Leadership	●		●	●	●	●	●		●	●
Cybersecurity/ Information Security						●
Finance/Treasury Expertise	●	●			●	●		●		●	●
Global/ International		●	●		●	●	●		●
Human Capital/ Human Resources									●
Mergers & Acquisitions	●	●		●				●			●
Private Equity	●	●		●				●			●
Public Company Board	●		●		●			●		●	●
Industry Experience
Contract Research Organization						●	●
Contract Commercial Organization							●
Healthcare Services	●	●		●	●		●	●			●
Pharmaceuticals			●						●
Medical Devices/ Technology			●		●				●	●
Banking/ Financial Services	●	●						●
Information Technology						●
Years on the Board
	3	3	1	2	4	4	4	3	4	4	3
Gender
	M	M	F	M	F	M	M	M	M	M	M
Age
	52	43	62	57	60	68	51	45	59	53	48

How the Board is Selected and Refreshed

Selection of Nominees for the Board of Directors

The Nominating and Corporate Governance Committee of our Board has the responsibility for establishing the criteria for recommending which directors should stand for election and re-election to the Board and for identifying, screening and selecting new directors to serve on the Board, subject to any obligations and procedures governing the nomination of directors to the Board that are included in the Stockholders’ Agreements. The Nominating and Corporate Governance Committee recognizes that

8	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

addressing complex healthcare challenges requires contributions from diverse viewpoints and an inclusive, equitable space, and seeks to identify high-quality, committed and diverse directors to oversee the Company. The Nominating and Corporate Governance Committee considers overall diversity of candidates, taking into account race, ethnicity, gender, age, viewpoints, background, and experience in its director recruitment efforts. The Nominating and Corporate Governance Committee Charter calls for the Committee to consider diversity as a desirable characteristic in potential nominees.

To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. In 2020, we retained a search firm to assist in identifying qualified candidates for director. The Nominating and Corporate Governance Committee has not formulated any specific minimum qualifications for director candidates, but has determined certain desirable characteristics, including independence, sound judgment, business specialization, technical skills, diversity and other desired qualities. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as a director.

The Nominating and Corporate Governance Committee values the input of stockholders in identifying director candidates. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, 1030 Sync Street, Morrisville, North Carolina, 27560. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by applying substantially the same criteria as it follows for candidates submitted by others. The Nominating and Corporate Governance Committee generally considers the following criteria:

•	Personal qualities and characteristics, accomplishments and reputation in the business community;
•	Current knowledge and contacts in communities in which the Company conducts business and in the Company’s industry or other industries relevant to the Company’s business;
•	Ability and willingness to commit adequate time to Board and committee matters;
•

The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•	Diversity of viewpoints, background, experience and other demographics, e.g. ethnicity, gender and age.

Director Refreshment

The Board does not have a mandatory retirement age, however, the Nominating and Corporate Governance Committee formally reviews the performance of each director in determining whether to nominate each director for re-election. The average tenure of our directors is 3 years. Our Corporate Governance Guidelines and Principles also include a Director Resignation Policy. Pursuant to this policy, if one or more directors fails to receive the required vote for election or re-election, they must submit their resignation from the Board, with such resignation to be effective upon the acceptance by the Board.

Independence of Directors

Our Board has undertaken a review of the independence of our directors and has affirmatively determined that Mses. Connaughton and Harty and Messrs. Abbrecht, Allen, Dineen, Klitgaard, Maldonado, Meyers, Monaghan, and Nelson are independent within the meaning of the Nasdaq Stock Market (“Nasdaq”) rules. In evaluating and determining the independence of the directors, the Board considered that Syneos Health may have certain relationships with its directors. Specifically, the Board of Directors considered that Messrs. Allen and Maldonado are employees of Advent, and Messrs. Abbrecht and Nelson are employees of THL and that Advent and THL beneficially own 10,764,749 and 9,108,713 shares of the Company’s outstanding common stock, respectively, as of the Record Date, but the Board found that those relationships did not interfere with such directors’ independence, as defined within the meaning of the Nasdaq rules. In addition, the Board has determined that Messrs. Klitgaard and Monaghan and Mses. Connaughton and Harty meet the additional independence standards for Audit Committee members imposed by SEC regulations and the Nasdaq rules, and that Ms. Harty and Messrs. Meyers, Maldonado and Nelson meet the additional standards for independence for compensation committee members imposed by the Nasdaq rules.

In order to promote open discussion among independent directors, our Board has a policy of regularly conducting executive sessions of independent directors at scheduled meetings and at such other times requested by an independent director.

9

CORPORATE GOVERNANCE MATTERS

Committees of the Board

Standing Committees of the Board of Directors

Our Board of Directors has adopted Corporate Governance Guidelines and Principles and charters for our Nominating and Corporate Governance Committee, Audit Committee, and Compensation and Management Development Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters and our Corporate Governance Guidelines and Principles by visiting “Investors - Corporate Governance - Governance Documents” on our website at www.syneoshealth.com. The following table provides membership information of each Committee of our Board:

NAME	AUDIT COMMITTEE	COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
John M. Dineen (Chair of the Board)
Todd M. Abbrecht			○
Thomas Allen			●
Bernadette M. Connaughton	○
Linda A. Harty	○	○
William E. Klitgaard	●
Alistair Macdonald
John Maldonado		○
Kenneth F. Meyers		●	○
Matthew E. Monaghan	○		○
Joshua M. Nelson		○

Financial Expert	● Chair ○ Member

10	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

Audit Committee

Our Audit Committee members are Mses. Connaughton and Harty and Messrs. Klitgaard (Chair) and Monaghan. Each member satisfies the independence requirements of Rule 5605(a)(2) and Rule 5605(c)(2) of the Nasdaq rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Audit Committee met eight (8) times during 2020. Our Audit Committee is responsible for, among other things, assisting the Board in overseeing and monitoring:

•    the integrity of our financial reporting processes;

•    our systems of internal control over financial reporting and disclosure controls and procedures;

•    the qualifications, engagement, compensation, independence and performance of our independent registered public accounting firm;

•    our independent registered public accounting firm’s annual audit of our financial statements and any engagement to provide other services;

•    risk management with respect to cybersecurity, information security, and data privacy;

•    our legal and regulatory compliance;

•    our policies and activities with respect to derivatives transactions entered into for hedging and risk management purposes;

•    our related person transaction policy; and

•    the application of our codes of business conduct and ethics as established by management and our Board.

Our Board has affirmatively determined that each of Mr. Klitgaard and Ms. Harty qualifies as an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. The designation does not impose on them any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board.

Compensation and Management Development Committee

Our Compensation and Management Development Committee members are Ms. Harty and Messrs. Meyers (Chair), Maldonado and Nelson. Each member satisfies the independence requirements of Rule 5605(a)(2) and Rule 5605(d)(2) of the Nasdaq rules. Our Compensation and Management Development Committee met eight (8) times during 2020. Our Compensation and Management Development Committee is responsible for assisting our Board in overseeing our management compensation policies and practices and management development, including:

•    determining and approving the compensation of our Chief Executive Officer and other executive officers;

•    reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executives;

•    reviewing and approving incentive compensation policies and programs, and exercising discretion in the administration of those policies and programs;

•    reviewing and approving equity compensation programs, and exercising discretion in the administration of those programs;

•    assisting the Board in management development and succession planning; and

•    preparing the annual report of the committee required by the SEC rules to be included in our annual proxy statement.

The Committee may form and delegate any of its responsibilities to a subcommittee consistent with applicable law and SEC and Nasdaq rules. The Committee may also delegate to the Chief Executive Officer the authority to determine equity-based awards for non-executive employees.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee members are Messrs. Allen (Chair), Abbrecht, Meyers and Monaghan, each of whom is an independent director. Our Nominating and Corporate Governance Committee met four (4) times during 2020. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•    assisting the Board in the oversight of our environmental, social and governance initiatives;

•    identifying, screening and reviewing individuals qualified to serve as directors and recommending to our Board candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies;

•    overseeing our policies and procedures for the receipt of stockholder suggestions regarding Board composition and recommendations of candidates or nominations by our Board;

•    developing, recommending to our Board and overseeing implementation of our Corporate Governance Guidelines and Principles; and

•    reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

11

CORPORATE GOVERNANCE MATTERS

Meetings of the Board of Directors and Committees

During 2020, our Board held twenty-six (26) meetings. From time-to-time, our Board may determine that it is appropriate to form a special committee of its independent directors to address a particular matter(s) not specific to one of its standing committees.

All of our directors attended at least 75% of the aggregate of all meetings of the Board and all of the Committees on which they served during 2020. Although we do not have a formal written policy with respect to directors’ attendance at our annual meeting of stockholders, we generally encourage all directors to attend. All of our directors attended the annual stockholder meeting in 2020.

How the Board is Organized

Our Board is currently comprised of eleven members, divided into three classes as follows:

•	Class I, consisting of Thomas Allen, Linda A. Harty and Alistair Macdonald;
•	Class II, consisting of Todd M. Abbrecht, John M. Dineen, William E. Klitgaard and John Maldonado; and
•	Class III, consisting of Bernadette M. Connaughton, Kenneth F. Meyers, Matthew E. Monaghan and Joshua M. Nelson.

Upon the expiration of the initial term of office for each class of directors, each director in such class will be elected for a term of three years and will serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled only by the directors then in office (as provided in our bylaws). Because only approximately one-third of our directors will be elected at each annual meeting, two consecutive annual meetings of stockholders could be required for the stockholders to change a majority of the board.

Stockholders’ Agreements

We have entered into Stockholders’ Agreements with each of Advent International Corporation (“Advent”) and entities affiliated with THL Holdco, LLC (“THL” and each a “Sponsor”, and collectively, the “Sponsors”). Pursuant to each of the Stockholders’ Agreements, from and after the time the applicable Sponsor and its affiliates beneficially own at least 5% but less than 16.5% of the then outstanding shares of the Company’s common stock, then that Sponsor may designate one Board nominee. After the applicable Sponsor and its affiliates beneficially own less than 5% of the then outstanding shares of the Company’s common stock, then such Sponsor will no longer have the right to designate any Board nominees. As of the Record Date, Advent and THL owned 10,764,749 and 9,108,713 shares of the Company’s outstanding common stock, respectively. Under the Stockholders’ Agreements, Advent has designated Mr. Allen and THL has designated Mr. Abbrecht, to be their respective designee to our Board.

In addition, each Sponsor has agreed that, until the applicable Sponsor and its affiliates beneficially own less than 5% of the then outstanding shares of the Company’s common stock, the Sponsor will attend, electronically or by proxy, all meetings of stockholders of the Company and vote, or cause to be voted, all shares of common stock held by such Sponsor with respect to any matter relating to the election or removal of directors in the manner recommended by the Board.

While the Stockholders’ Agreements provide, among other things, that the size of the Board will be nine directors, the Board has determined that the current size of eleven directors is appropriate at this time. The Company has received the requisite waivers of the size requirement from Advent and THL pursuant to the Stockholders’ Agreements.

How You Can Communicate with the Board

The Board actively values stockholder input. Stockholders who wish to communicate with members of our Board, including the independent directors individually or as a group, may attend the annual meeting, send an email to investor.relations@syneoshealth.com, or send a letter in care of our Corporate Secretary at our principal executive offices at 1030 Sync Street, Morrisville, North Carolina 27560 for forwarding to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by the Board due to the nature or volume of the correspondence. We also conduct annual stockholder outreach and would be pleased to discuss setting up an individual engagement meeting.

How the Board is Paid

Our directors who are employed by us or our subsidiaries do not receive any compensation from us for serving on our Board, although we do, like with other directors, reimburse their reasonable expenses incurred in connection with serving on our Board, including documented travel expenses to attend meetings. Currently, the only director employed by us is Alistair Macdonald.

In 2020, our standard non-employee director compensation arrangements for Board and Board committee services, as applicable, were as follows (cash fees are paid in quarterly installments):

•	an annual cash retainer for serving as Chair of the Board of $200,000;
•	an annual cash retainer for general Board service of $75,000;

12	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

•	an annual stock-based award retainer for general Board service with an aggregate value per director of $175,000, which vests one year from the date of grant subject to continued Board service;
•

an annual cash retainer, per member (other than the Chair), for serving on the Audit Committee of $12,000; for serving on the Compensation and Management Development Committee of $7,750; and for serving on the Nominating and Corporate Governance Committee of $5,000;

•

an annual cash retainer for serving as the Chair of the Audit Committee of $28,500; for serving as the Chair of the Compensation and Management Development Committee of $20,000; and for serving as the Chair of the Nominating and Corporate Governance Committee of $15,000.

In connection with other cost management strategies in response to the COVID-19 pandemic, in April 2020 the Board approved a thirty percent reduction in the cash retainer paid to each non-employee director exclusive of any committee stipends, for the period from May 1, 2020 to September 30, 2020.

The following table provides information related to the compensation paid in cash and stock-based awards granted to each non-employee director of our Company for the year ended December 31, 2020:

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	TOTAL ($)

Todd M. Abbrecht (2)	70,625	175,000	245,625

Thomas Allen (3)	80,625	—	80,625

Bernadette M. Connaughton (4)	72,779	175,000	247,779

John M. Dineen	175,000	175,000	350,000

Linda A. Harty	85,375	175,000	260,375

William E. Klitgaard	94,125	175,000	269,125

John Maldonado (3)	73,375	—	73,375

Kenneth F. Meyers	90,625	175,000	265,625

Matthew E. Monaghan	82,625	175,000	257,625

Joshua M. Nelson (2)	73,375	175,000	248,375

(1)

The reported amounts represent the grant date fair value of the awards computed in accordance with FASB ASC Topic 718, measured based on the fair market value of the Company’s stock. As of December 31, 2020 Messrs. Abbrecht, Dineen, Klitgaard, Meyers, Monaghan, and Nelson and Mses. Connaughton and Harty each had outstanding 2,803 time-based restricted stock units with a grant date of May 27, 2020.

(2)

Pursuant to the operative agreements among certain of the THL Funds, any securities issued to persons serving as directors of portfolio companies of the THL Funds, including Messrs. Abbrecht and Nelson, are to be held for the benefit of the THL Funds.

(3)	Messrs. Allen and Maldonado have each waived their right to receive stock-based awards for their service on the Board of Directors.
(4)	Ms. Connaughton became a member of the Audit Committee effective May 27, 2020.

Risk Oversight and Policies Applicable to the Board

While our Company’s senior management has responsibility for the management of risk, our Board plays an important oversight role. Our Board regularly reviews our market and business risks during its meetings and each of its Committees assists the Board in the oversight and monitoring of risks associated with its respective area of responsibility.

Audit Committee

•	Oversees risks related to our accounting, tax, financial and public disclosure processes
•	Oversees risks associated with our financial assets
•	Oversees risks related to derivative transactions entered into for hedging and risk management purposes
•	Oversees risks related to cybersecurity, information security, and data privacy
•	Oversees risks related to legal and regulatory compliance

Compensation and Management Development Committee

•	Oversees risks related to human capital management, including compensation and benefit plans and policies
•	Oversees workforce diversity, including receiving quarterly workforce gender and ethnicity statistics
•	Assists the Board in management development and succession planning

13

CORPORATE GOVERNANCE MATTERS

Nominating and Corporate Governance Committee

•	Seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices
•	Assists the Board with the oversight of our environmental, social and governance initiatives, including monitoring environmental risks

Each of our Committees typically reports to the full Board at each quarterly Board meeting and also as appropriate on its efforts at risk oversight and on any matter that rises to the level of a material or enterprise level of risk. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Code of Business Conduct and Ethics and Code of Ethics

We have adopted a Code of Business Conduct and Ethics relating to the conduct of our business by all of our employees, officers, and directors, as well as a Code of Ethics for Principal Executive Officer and Senior Financial Officers. These policies are posted under “Investors – Corporate Governance – Governance Documents” on our website at www.syneoshealth.com. We intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of these codes. Additionally, we have adopted an Insider Trading Compliance Policy to establish guidelines for our employees, officers, directors, and consultants regarding transactions in our securities, and Policy Statement Guidelines for Corporate Disclosure for the disclosure of information related to our Company to the investing public, market analysts, brokers, dealers, investment advisors, the media, and any persons who are not our employees or directors.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees, their family members and any entities they control from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly.

Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines for (i) our officers subject to Section 16 reporting; (ii) all other executives that report directly to the Chief Executive Officer; and (iii) non-employee directors. The Board believes that requiring these executives and non-employee directors to maintain a significant personal level of stock ownership further aligns the long-term interests of the Company’s senior management and board members with those of stockholders.

The ownership requirement may be satisfied through direct and indirect beneficial ownership of our stock, and unvested time-based restricted stock units. No outstanding unexercised stock options or performance-based restricted stock units are taken into account for purposes of satisfying these guidelines.

The ownership requirements are expressed in dollar values and are calculated as multiples of salary or retainer as follows:

Chief Executive Officer	5 times base salary
Other Executives	2.5 times base salary
Non-Employee Directors	3 times annual cash retainer

The guidelines are expected to be achieved by January 1, 2022 or within five years of a person first becoming subject to the stock ownership guidelines. These guidelines do not apply to directors serving on the Board as Company stockholder designees that (i) waive the receipt of the Company equity granted as part of the director’s compensation for service on the Board; or (ii) who transfer such equity once vested to the stockholder that the director represents on the Board. Our named executive officers and non-employee directors are currently on track to meet the guidelines within the required time periods.

For executives, annual evaluations are conducted by management to assess progress toward the ownership requirement based on the stock price and base salary level at that time. Executives and directors subject to the stock ownership guidelines who have not met the ownership requirement, or are projected to not achieve the ownership requirement by the necessary date, will not be permitted to sell shares in excess of 50% of the net after-tax value of shares received under equity grants.

Additionally, the stock ownership guidelines include a market volatility provision. In the event there is a significant decline in our stock price that causes a non-employee director or executive’s holdings to fall below the applicable threshold, the non-employee director or executive will not be required to purchase additional shares to meet the applicable threshold, but such non-employee director or executive will not be able to sell or transfer any shares until the applicable threshold has again been achieved. The Compensation and Management Development Committee reviews the stock ownership guidelines and progress toward meeting ownership requirements at least annually.

14	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Proposal One Election of Directors

Our Class I directors, Thomas Allen, Linda A. Harty and Alistair Macdonald, have been nominated to serve for a three-year term expiring in 2024. The Class II and Class III directors, who were elected for terms expiring at the annual meetings in 2022 and 2023, respectively, will remain in office.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented by the proxy for the election as Class I directors of the persons whose names appear below, each of whom is currently a director and each of whom has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee is unable to serve or for good cause will not serve as a director at the time of the meeting, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. We do not expect that any nominee will be unable or will decline to serve as a director. If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.

The name of and certain information regarding each Class I director nominee is set forth below. For additional information regarding each Class I director and information regarding our directors remaining in office, please see “Corporate Governance Matters-Board of Directors” above. This information is based on data furnished to us by the nominees and directors. There is no family relationship between any director, executive officer or person nominated to become a director or executive officer. The business address for each nominee and director for matters regarding the Company is 1030 Sync Street, Morrisville, North Carolina 27560.

Required Vote

For each Class I director nominee to be elected, the votes cast for such nominee must exceed the votes cast against such nominee. This means that each of the Class I director nominees must receive more "FOR" votes than "AGAINST" votes in order to be elected as a Class I director. Abstentions and broker non-votes will have no effect on the election of directors.

The Board of Directors unanimously recommends that stockholders vote FOR the election of the three Class I director nominees listed below.

Class I Directors with Terms Expiring in 2021 and Subsequent Terms Expiring in 2024

NAME	AGE	POSITION(S) WITH SYNEOS HEALTH, INC.	DIRECTOR SINCE

Thomas Allen	43	Director	August 2017

Linda A. Harty	60	Director	March 2017

Alistair Macdonald	51	Chief Executive Officer and Director	October 2016

15

Sustainability and Corporate Citizenship

As an organization, we have harnessed our employee and stockholder insights to help power our ethical, philanthropic and sustainability practices to move through our Environmental, Social and Governance (“ESG”) roadmap. Our policies, standards and responsible business practices are key to how we have stayed resilient during this difficult time. We continue to listen, learn and support one another, enabling Syneos Health to adapt to collective challenges and unique circumstances that challenged us this past year.

Navigating the COVID-19 pandemic has revealed who we are and why our work matters more than ever. Challenging times like these also make us realize how deeply connected we are as colleagues and communities. Supporting one another has extended beyond our walls to our communities and the world. During this time, it has been important that we use our resources for good above and beyond our daily work to strengthen our people, partners, planet and communities.

Our Nominating and Corporate Governance Committee assists the Board in the oversight of our ESG initiatives.

Strengthening Our People

Our Culture and Values

Our Company culture is the foundation of our human capital programs. Our shared Purpose, Shortening the Distance from Lab to Life®, aligns our employees and the customers we serve. This Purpose, enabled by our unique Biopharmaceutical Acceleration Model (BAM), allows Syneos Health experts to share intelligence throughout the product development lifecycle, making our solutions better and smarter along the way.

This Purpose is surrounded by three agile-oriented Values, designed to foster innovation, including Challenge the Status Quo, Collaborate to Deliver Solutions, and Passionate to Change Lives.

•

Challenge the Status Quo: United with our customers, every day we advance molecules, devices, and the channels we use to reach physicians and patients. We see what exists and ask how we can make it better. Ultimately, patients are waiting for a therapy that could change their lives.

•

Collaborate to Deliver Solutions: We work across our company, and across our disciplines, sharing ideas, respecting one another’s opinions and providing constructive feedback. We know that collaboration with our colleagues and with our customers unlocks creativity, innovation, and new solutions.

•

Passionate to Change Lives: Each life we positively impact makes our work worthwhile. We’re motivated by the promise of medicine and hold ourselves accountable to leverage our expertise and experience to partner, side-by-side with our customers, to help transform health experiences.

This environment is fueled by a belief in caring for our collective wellbeing, which we refer to as Total Self. This belief enables employees to be their authentic selves at work, fostering a diverse, equitable, and inclusive culture.

Commitment to Total Self

Our belief in Total Self is part of our agile, contemporary culture where diverse viewpoints and an inclusive, equitable space empower employees to succeed to their highest potential. As a Syneos Health community, the total health of our employees—including their emotional, physical, and community well-being—is essential to ensure they are equipped to lead satisfying and healthy professional and personal lives. This commitment includes dedicated physical well-being programs, EAP and mental health First Aid training, financial counsel, and community connections. This community focus is further bolstered by our 2019 Sustainability Report, demonstrating our commitment to our ESG efforts, which highlights the purposeful actions both our employees and the Company are making to create a more sustainable world.

Diversity, Equity and Inclusion

As a leader in developing innovative biopharmaceutical solutions, we also strive to lead our industry in our DE&I efforts. We believe that addressing complex healthcare challenges requires contributions from diverse viewpoints and an inclusive, equitable space where our employees are able to succeed to their highest potential. We strive to foster a work environment that includes and embraces racial, ethnic, and gender diversity and other individual differences. Our policies prohibit unlawful discrimination based on race, color, creed, gender, religion, marital status, age, national origin or ancestry, genetic information, physical or mental disability, medical condition, sexual orientation, gender expression or identity, or any other characteristic protected by applicable law.

16	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Sustainability and Corporate Citizenship

The emphasis placed on DE&I by the Company and by our Board is demonstrated by the inclusion of DE&I metrics in the materials for each meeting of the Compensation and Management Development Committee of the Board. Our DE&I strategy is enabled by our DE&I Council, which was established in 2020. The DE&I Council is led by an executive leadership team member and comprised of employees who are representative of our global, regionally diverse workforce. The DE&I Council oversees and strategically plans for diversity and inclusion within our Company. The Council’s purpose is to provide strategic structure to enable internal progress towards our goals and to positively impact our people, customers and communities. These three DE&I pillars – People, Customers and Community – help guide our efforts to make a meaningful difference within our organization and beyond.

People includes participation in the CEO Action for Diversity & Inclusion Pledge and McKinsey’s Black Leadership Academy Program, mandatory Unconscious Bias Training requirements, formal mentoring and enhancing our Employee Resource Groups (“ERG”) including the following ERG efforts:

•	Black ERG: 400+ members globally focused on recruitment, representation and visibility of black leaders.
•	LGBTQIA+: 75+ members globally focused on building a safe, inclusive work environment for the community and educating the Syneos Health community on workplace challenges.
•	Veteran: 50+ active members focused on creating a Veteran friendly environment and partnering with the business to find solutions to hiring and retaining veterans.
•	Women’s Group: 400+ members globally focused on advancing the careers of women through achieving work-life presence and enabling personal and professional growth.

Nearly 1,000 employees across the world participate in these ERGs where grassroots, employee-designed efforts are complemented with external resources such as the Healthcare Businesswomen’s Association development and recognition programs.

A 2021 initiative is underway, to increase the diversity in our leadership (director and above). This diversity lens extends across the globe and employee journey. As of December 31, 2020, 67% of our total workforce were women. Additionally, 57% of our management roles at director level and above were women and 20% of female directors and above in the United States were ethnic minorities. As of December 31, 2020, 32% of our employees in the United States represented ethnic minority groups and 19% of directors and above in the United States were ethnic minorities. As of December 31, 2020, our Veteran population was 11% of United States employees.

Customer actions include advancing our integrated approach to driving greater patient diversity in clinical trials through education, grounded in a conscious call to action within the industry and with our customers. This includes internal Diversity in Clinical Trials webinar training and an external four part webinar series—Blazing a Trail to Clinical Trial Diversity—where our experts, in partnership with our customers, discuss increasing trial diversity, overcoming operational challenges, case studies for success and the future.

In addition, in 2020, we acquired Illingworth Research Group, a leading global provider of clinical research home health services, which enables clinical trial participation from the comfort and safety of a patient’s own home, school, or place of work. This decentralized component serves as an extension of the on-site study team and allows performance of study activities—including data collection—on behalf of the site. This capability allows us to meet study participants where they are, driving greater patient diversity by minimizing barriers to participation.

Community actions include identifying one organization per region and exploring partnerships to help advance our DE&I goals and support employee actions such as volunteering, pro bono work and charitable giving.

We continue to build momentum in our determined, action-oriented approach to building our DE&I strategy with intention and purpose.

17

SUSTAINABILITY AND CORPORATE CITIZENSHIP

People Data Snapshot

Global Gender Data

The charts below show the gender diversity of all employees worldwide and leaders at the director level and above worldwide. This data reflects our ongoing focus to support gender diversity at multiple levels within the Company.

United States Ethnicity Data

The charts below show the racial and ethnic identity of our United States employees and leaders at the director level and above. This data has helped to inform 2021 initiatives around increasing our diversity at the leadership level.

18	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Sustainability and Corporate Citizenship

Safety and Health

The health and safety of our employees and their families, our customers, patients and our communities are our primary focus. We work diligently with our customers and regulatory agencies to continuously monitor our employees’ working conditions and implement measures to ensure their wellness.

During 2020, in response to the pandemic, we implemented extensive safety measures throughout our Company to protect our employees from COVID-19, enabling the organization to continue to work with customers pursuing innovative ways to get effective therapies to patients as quickly as possible. These efforts included adherence to stringent safety protocols for employees working at clinical study sites and healthcare providers, and the interim movement of our office-based staff to remote working environments. These efforts were further supported by extensive internal and external CEO-led communications making all stakeholders aware of the precautions taken to protect the health and safety of our employees and their families, our customers, patients, and communities.

Ongoing Business Continuity Planning has supported employees as many faced transition dynamics with family returning to schools and workplaces, evolving trends in COVID-19 cases and variants, and a deliberate, ongoing path toward reactivation.

Recruitment, Retention and Development

The primary ways we recruit and retain employees are by (1) ensuring that our compensation and benefits are competitive in our industry and in local labor markets; and (2) ensuring our leadership and internal programs support our Total Self culture and Values.

Our Global Talent Acquisition Team leverages numerous resources including industry networks, online and social media platforms, university relations, and industry-focused career events to source talent for open positions. Candidates are thoroughly screened and evaluated against job-specific skills, experience, and education criteria.

We regularly evaluate our compensation and benefit programs using external market data and feedback from our Global Talent Acquisition Team, and have established processes in place to make necessary revisions.

We have an extensive, award-winning training program that provides regulatory, business, foreign language, and management training and other opportunities for professional and personal development and mentorship. Our support for career development and compliance has been recognized by the International Accrediting Organization for Clinical Research (IAOCR) with a prestigious Silver Accreditation, Syneos Health being the only CRO to have received this distinction.

Training is offered in online, self-directed sessions as well as group settings. Specific training highlights for 2020 include Unconscious Bias and Data Privacy training for all employees which saw a 95% completion rate company-wide.

Listening and Learning

As a high-value solutions organization, our employees fuel our business. We are committed to listening at key moments that matter, learning and deploying actionable insights to shape the empowered employee experience. Key elements of our listening strategy include our annual engagement survey conducted Company-wide and regular pulse surveys conducted monthly and/or bi-weekly within our teams. Results from our annual 2020 engagement survey continue to show Syneos Health trending in the right direction, with 72% of employees having a favorable view of the Company, representing an eight-point increase (year-over-year) from 2019. As a post-merger organization we continue to focus on our employee engagement, creating an empowered employee experience and cultivating an employer brand that’s recognized and admired in the marketplace.

For these combined efforts, the Company was named to Forbes list of the World’s Best Employers in 2020, ranking highest among our competitive set—biopharmaceutical outsourcing organizations. This recognition was realized just three years into the Company’s journey to create a leading insights-driven, product development organization that is fueled by top talent and a collaborative culture.

Strengthening Our Partners

•

Supplier Diversity - We believe that having a diversified portfolio of vendors provides access to experts with a broad range of experiences and varied perspectives, resulting in the delivery of innovative solutions for our customers and the patients we serve.

19

SUSTAINABILITY AND CORPORATE CITIZENSHIP

Strengthening Our Planet

At Syneos Health, we are conscious of our impact on the environment and believe in doing more than just “what’s required.” While our operations create few environmental risks, we're committed to reducing our impact on our physical environment and supporting the shift to a low-carbon economy through efforts focused on reducing our carbon footprint, enhancing our recycling programs and reducing our energy use. Our sustainability efforts are focused on three areas where we believe we can deliver the highest impact:

•	Energy Conservation - When considering new office space, Syneos Health places priority on properties that are sustainable and green certified (e.g., LEED certified and Energy Star rated).
•	Waste Management - Syneos Health is committed to minimizing waste and empowering our employees to participate in reduce, reuse and recycle programs.
•	Green Construction - Syneos Health incorporates sustainability criteria into the design, construction and renovation of our office space.

Strengthening Our Communities

Syneos Health is only as strong as our people and the communities that nurture them. Rooted in our shared purpose – Shortening the distance from lab to life – our 25,000 employees are passionate about improving lives and the health of the places where we live and work through employee-driven philanthropic and volunteer efforts. Over the past two years, Syneos Health has supported our communities through donations to more than 40 health-related and disaster-relief organizations.

For More Information

Our 2019 Sustainability Report, aligned with the Sustainability Accounting Standards Board (SASB) disclosure recommendations, provides additional information on our efforts to strengthen our planet and our community as well as our responsible business practices, and is available on our website at https://www.syneoshealth.com/esg.

Recognition

We regularly receive recognition for both what we do and how we do it. In 2020 some of these recognitions included:

•

2020 SCRS Eagle Award recipient – for the fourth consecutive year; selected by investigative sites recognizing the CRO that best exemplifies outstanding leadership, professionalism, integrity, passion and dedication to advancing the clinical research profession through strong site partnership

•	Forbes 2020 list of World’s Best Employers, ranking highest among biopharmaceutical outsourcing organizations
•	For five years, our Consulting group has been consistently recognized by Forbes magazine as one of America’s Best Management Consulting Firms.
•	The only CRO to achieve Silver Workforce Accreditation from the IAOCR which provides an internationally recognized mark of quality and operational excellence
•	Our First-line Manager Program was awarded a 2020 Brandon Hall Award for Best Unique or Innovative Learning Program
•

Our North American Talent Acquisition Team has been recognized for the sixth time by the Talent Board, with the Candidate Experience Award for our commitment to candidates and the experiences they receive

20	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 19, 2021, unless otherwise noted below, for the following:

•	each person or entity known to own beneficially more than 5% of our outstanding common stock as of the date indicated in the corresponding footnote;
•	each member of our Board and each of our named executive officers (“NEOs”); and
•	all current members of our Board and our executive officers as a group.

Applicable percentage ownership is based on 104,219,970 shares of our common stock outstanding as of March 19, 2021, unless otherwise noted below, together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to stock options currently exercisable, or exercisable within 60 days after March 19, 2021, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those stock options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o Syneos Health, Inc., 1030 Sync Street, Morrisville, North Carolina 27560. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF COMMON STOCK OUTSTANDING

5% Stockholder:

Advent International Corporation (1)	10,764,749	10.33%

Funds affiliated with Thomas H. Lee Advisors, LLC (2)	9,108,713	8.74%

BlackRock, Inc. (3)	7,472,701	7.17%

The Vanguard Group (4)	6,791,185	6.52%

Named Executive Officers and Directors:

Alistair Macdonald (5)	146,567	*

Jason Meggs (6)	37,604	*

Michelle Keefe (7)	19,282	*

Paul Colvin (7)	1,300	*

Jonathan Olefson (7)	5,165	*

Todd M. Abbrecht (8)	18,660	*

Thomas Allen (9)	—	—

Bernadette M. Connaughton (7)	1,909	*

John M. Dineen (7)	14,623	*

Linda A. Harty (7)	11,432	*

William Klitgaard (7)	11,432	*

John Maldonado (9)	—	—

Kenneth F. Meyers (7)	12,141	*

Matthew E. Monaghan (7)	12,141	*

Joshua M. Nelson (10)	8,184	*

All board of director members and executive officers as a group (15 individuals) (11)	300,440	*

*	less than 1%

21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)

As reported on a Schedule 13D/A filed on March 5, 2021, on behalf of Advent International Corporation and various related entities. The address of Advent International Corporation and such related entities is Prudential Tower, 800 Boylston Street, Suite 3300, Boston, MA 02199.

(2)

As reported on a Schedule 13D/A filed on March 5, 2021, on behalf of Thomas H. Lee Advisors, LLC and various related entities. Each of Thomas H. Lee Advisors, LLC and its various related entities has shared ownership and dispositive power over their respective shares. The address of Thomas H. Lee Advisors, LLC and such related entities is 100 Federal Street, 35th Floor, Boston, MA 02110.

(3)

As reported on a Schedule 13G/A filed on February 1, 2021, BlackRock, Inc. reported sole voting power over 7,232,360 shares and sole dispositive power over 7,472,701 shares. The address of BlackRock, Inc. is 55 East 52nd Street New York, NY 10055.

(4)

As reported on a Schedule 13G/A filed on February 10, 2021, The Vanguard Group reported shared voting power over 46,432 shares, sole dispositive power over 6,686,309 shares, and shared dispositive power over 104,876 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(5)	Includes 57,840 stock options currently exercisable or exercisable within 60 days of March 19, 2021.
(6)	Includes 5,328 stock options currently exercisable or exercisable within 60 days of March 19, 2021.
(7)	Includes zero stock options currently exercisable or exercisable within 60 days of March 19, 2021.
(8)	Represents shares deemed to be beneficially owned by Mr. Abbrecht following a pro rata distribution in kind for no additional consideration.
(9)	Messrs. Allen and Maldonado have each waived their right to receive stock-based awards for their service on the Board of Directors.
(10)	Represents shares deemed to be beneficially owned by Mr. Nelson following a pro rata distribution in kind for no additional consideration.
(11)	Includes 63,168 stock options currently exercisable or exercisable within 60 days of March 19, 2021.

22	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Executive Compensation and Other Matters

Compensation Committee Report

The Compensation and Management Development Committee has reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”), with our Company’s management. Based on this review and discussion, the Compensation and Management Development Committee recommended to our Board that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is filed with the SEC.

THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS

KENNETH F. MEYERS, Chair

LINDA A. HARTY

JOHN MALDONADO

JOSHUA M. NELSON

Contents of the Compensation Discussion and Analysis

23

Compensation Discussion and Analysis

Executive Summary

•

Throughout the COVID-19 pandemic, the safety and wellbeing of our employees, the success of our customers, and the stability of the business for our stockholders have been our priorities. Our management team and Board worked together to oversee these priorities, as discussed further below.

•

In 2020, we continued our record of performance-based and stockholder-aligned executive compensation. Our CEO’s compensation opportunity is 87.0% variable, 71.4% is long-term oriented, and 50% is performance-conditioned. We have earned more than 98% support on every say-on-pay vote since we became a public company in 2014.

•

Our Board voluntarily reduced its cash compensation and our named executive officers voluntarily reduced their base salaries to increase stability for shareholders and free cash to fuel operations. Our named executive officers (“NEOs”) voluntarily agreed to reduce their base salaries for the period from May 1, 2020 through September 30, 2020, with the CEO agreeing to a reduction of 30%, and our other named executive officers voluntarily agreeing to reductions of 14% to 20%. In addition, all non-employee members of our Board voluntarily agreed to a 30% reduction in their cash retainers, exclusive of committee stipends, for the same period.

•

The COVID-19 pandemic affected our employees, operations, customers, and shareholders. Despite posting a stock price gain of approximately 15% for the year, strong sales performance with a record year of awards, and record cash flow from operations, our revenue and profitability did not meet the goals set at the beginning of the year.

•

Annual incentives paid at 50% of target. While performance on our financial metrics fell below threshold, the Compensation and Management Development Committee rewarded management’s solid and steady response to the COVID-19 pandemic. This result also provided alignment with stockholder gains during the year.

•

Performance-based restricted stock units granted in 2018 were earned at 39% of target. We did not meet revenue threshold goals in 2018 and 2020 (two of the three performance periods), leading to a sharply below-target payout. No adjustments were made to the long-term incentive program, and no discretion was exercised.

•

Performance-based restricted stock units granted in 2017 were earned based on synergy savings in connection with the 2017 merger. The management team’s dedication resulted in our stockholders benefitting from a sustainable reduction of $100,000,000 in annual costs directly linked to merger cost savings initiatives.

Response to the COVID-19 Pandemic

Throughout the COVID-19 pandemic, the safety and wellbeing of our employees, the success of our customers, and the stability of our business for our stockholders have been our priorities. In February 2020 we quickly established a cross-functional Transition Management Office to oversee and govern employee health and safety, compliance with government and health authorities’ guidance and mandates, and business continuity. Although the COVID-19 pandemic has adversely affected our business and results of operations, our management and Board made changes throughout the year to preserve our workforce to ensure our future success for stockholders, customers, and employees.

•

We prioritized the safety and wellbeing of our employees. We implemented extensive safety measures throughout our Company during 2020 to protect our employees. These included adherence to stringent safety protocols for employees working at clinical study sites, calling on healthcare providers and the interim movement of our office-based staff to remote working environments. We quickly prioritized the procurement of Personal Protective Equipment (PPE) to ensure our employees had adequate protection if traveling or required to be in the office. We implemented frequent and transparent messaging to employees, including CEO emails, town halls, blog posts, and a dedicated Outbreak Information Center on our employee intranet to inform employees about Company actions to safeguard employee wellbeing and the Company’s financial wellbeing. Throughout 2020, we conducted frequent pulse surveys of our employees to gauge employee morale and strengthen our ability to listen, learn and support each other to stay resilient.

•

Involuntary actions, such as layoffs and furloughs, were significantly minimized by other cost containment measures. We created a voluntary furlough program, facilitating voluntary schedule reductions and unpaid leave, which allowed employees to take care of their families, and made arrangements to allow continuation of benefits during furloughs. We also implemented a temporary pause in our 401(k) match as a cost containment measure.

•

Senior leaders voluntarily reduced cash compensation. Our CEO took a reduction of 30% in base salary, and other NEOs took reductions ranging from 14% to 20% of salary from May 1, 2020 through September 30, 2020. In addition, all non-employee members of our Board voluntarily agreed to a 30% reduction in their cash retainers, exclusive of committee stipends, for the same period. There was also a temporary reduction in salary for other senior leaders outside of the Board and NEOs for the same period.

•

We took decisive action to mitigate the revenue, profitability, and cash flow impacts from the COVID-19 pandemic. These actions included cost management strategies consisting of our ForwardBound margin enhancement initiative, hiring restrictions, staffing reductions, reductions in third-party costs, optimizing technology, and other initiatives.

24	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Compensation Discussion and analysis

Our Company

We are a leading global biopharmaceutical solutions organization providing a full suite of clinical and commercial services to customers in the pharmaceutical, biotechnology, and healthcare industries. We offer both stand-alone and integrated biopharmaceutical product development solutions ranging from Early Phase (Phase I) clinical trials to the full commercialization of biopharmaceutical products, with the goal of increasing the likelihood of regulatory approval and commercial success.

Our operations are divided into two reportable segments, Clinical Solutions and Commercial Solutions, to reflect the structure under which we operate, evaluate our performance, make strategic decisions, and allocate resources. We pay for performance and believe our compensation philosophy, discussed in the section below, is effective, market-appropriate and in line with stockholder expectations.

Named Executive Officers

This Compensation Discussion and Analysis (“CD&A”) provides information regarding our compensation program and describes the compensation packages for the following individuals, whom we refer to in this Proxy Statement as our NEOs:

•	Alistair Macdonald, Chief Executive Officer and Director;

•	Jason Meggs, Chief Financial Officer;
•	Michelle Keefe, President, Commercial Solutions;
•	Paul Colvin, President, Clinical Solutions; and
•	Jonathan Olefson, General Counsel and Corporate Secretary.

Our Executive Compensation Program

Our compensation strategy has consistently focused on providing total compensation packages designed to attract and retain high-caliber executives and to incentivize them to achieve company performance goals that are closely aligned with stockholder interests. We emphasize pay-for-performance and long-term value creation for our stockholders, compensating our executives with a combination of base salary, short-term cash incentives and long-term equity incentives, with our incentive compensation opportunity being weighted more heavily than base salary. Accordingly, a significant portion of our executives’ compensation is at risk. We believe these elements combined with retirement, other benefits and severance provide clear accountability and rewards for producing results.

We believe our Company is competitive with our peer group and ensures our NEOs have appropriate incentives to deliver short-term results, while also creating long-term stockholder value.

Compensation Philosophy

Our executive compensation philosophy is designed to align pay with performance. Our executives are accountable for the performance of the business and are compensated based on that performance. Our executive compensation programs are designed to attract and retain top executive talent and motivate them to achieve outstanding operational and financial performance through our company values. This performance, in turn, builds value for our stockholders.

The Compensation and Management Development Committee (referred to in this CD&A as the “Committee”) seeks to achieve the following goals in connection with our executive compensation program and decisions regarding individual compensation:

•	Link compensation to annual and long-term performance goals structured to align the interests of NEOs with those of our stockholders;

•	Align compensation with our corporate strategies and business objectives, including short-term operating goals and long-term strategic objectives;
•

Promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals

•	Competitively position our NEOs’ compensation opportunities with those of our peer group so we can attract, motivate and retain high-level executive talent essential to our long-term success; and
•	Ensure simplicity and transparency in compensation policies and programs, including pay equity and fairness.

25

Compensation Discussion and analysis

Elements of our Executive Compensation Program

Overall, the Committee believes the Company’s executive compensation policies and programs are effective, market-appropriate, and in line with stockholder expectations. The following key elements of our executive compensation program are designed to align the interests of our NEOs and other senior executives with the interests of our stockholders:

COMPENSATION ELEMENT	KEY FEATURES AND PURPOSE	FISCAL YEAR 2020 ACTIONS
Base Salary

Fixed annual cash compensation to attract and retain talented executives.

Base salary increases are considered every year in the context of market practice and to reflect the scope and complexity of each executive’s position. Actual positioning varies to reflect each executive’s skills, experience, and performance in role.

The Committee increased annual base salaries in January 2020 for Mr. Macdonald from $1,030,000 to $1,060,000; Mr. Meggs from $525,000 to $600,000, Ms. Keefe from $550,000 to $567,000, Mr. Colvin from $525,000 to $567,000, and Mr. Olefson from $450,000 to $465,000 as a result of the annual market review conducted in the prior year.

As part of the Company’s response to the COVID-19 pandemic, our NEOs voluntarily took temporary salary reductions for the period from May 1, 2020 through September 30, 2020. The reduction was 30% for our CEO and 14% to 20% for our other NEOs. These temporary salary reductions were returned to the pre-adjusted levels in October.

Management Incentive Plan (“MIP”) Cash Incentive Award

Performance-based cash incentives intended to motivate short-term decisions and reward short-term outcomes that the Committee believes will support long-term value creation for shareholders. Payouts are based on the results achieved as determined by the Committee after evaluating our performance against pre-established, short-term financial goals. In addition, we must achieve a minimum level of Adjusted EBITDA in order for any executive to receive a payment under the MIP, which is subject to the Committee’s discretion.

For our 2020 fiscal year, the MIP included two financial performance measures: MIP Revenue and MIP EBITDA, as defined below under “Compensation Element Details - Annual Cash Incentives”. Achievement of approximately 95% of the MIP Revenue and 90.4% of the MIP EBITDA performance targets were required to receive any MIP funding for the respective measures.

Individual MIP opportunities are expressed as a percent of base salary and vary for executives based on their positions. Target MIP award opportunities are generally established so that total annual cash compensation (base salary plus target MIP) approximates the median of our peer group. The range of potential MIP payouts is zero to 200% of target.

For our 2020 fiscal year, the performance for both financial measures was below threshold. The Committee considered the many external factors created by the COVID-19 pandemic and actions taken by management which enabled us to deliver strong results despite the challenging environment, and applied discretion to approve MIP funding of 50%.

Long-Term Incentive (“LTI”) Compensation	We grant stock-based compensation awards annually to motivate long-term creation of stockholder value, to reward achievement of multi-year financial objectives, and to retain key talent.

The Company continued to grant performance-based equity awards in 2020. The annual LTI grant made in January 2020 included performance-based restricted stock units (“PRSUs”) (50% of the total target award value) and time-based restricted stock units (“RSUs”) (50% of the total target award value).

Performance-based restricted stock unit vesting: NEOs receive a number of PRSUs, which vest only upon achievement of goals established by the Committee for the three-year performance period. The potential number of PRSUs that can vest ranges from zero to 150% of the target number of PRSUs granted.

The PRSUs granted in 2020 are based on two evenly-weighted-metrics designed to vest at the end of the three-year performance period including fiscal years 2020, 2021 and 2022. Metrics used are based on the achievement of Adjusted Earnings Per Share (“Adjusted   EPS”) (for each individual year) and Return on Invested Capital (“ROIC”) (for the entire three-year period). At the end of the performance period for each individual year, the pre-approved Adjusted EPS goals will be measured for each year to determine the appropriate number of PRSUs earned in that year. PRSUs allocated to Adjusted EPS for the fiscal year 2020 satisfied performance targets for the year and are expected to vest in 2023 at 53% of target. In addition, at the end of the three-year performance period, the pre-approved ROIC goals will be measured to determine the number of PRSUs earned during that period. All earned PRSUs will vest in early 2023 once the Committee certifies performance.

	Time-based restricted stock unit vesting: The time-based RSUs are designed to incentivize stock value creation over time and to retain executive talent.	The time-based RSUs granted in January 2020 vest in three approximately equal annual installments commencing on the first anniversary date of the grant, contingent upon continued service.

26	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Compensation Discussion and analysis

Compensation Governance Highlights

The Committee has instituted a number of corporate governance features related to executive compensation, which are highlighted below:

What We Do	What We Don’t Do

Periodic Risk Assessment - At least annually, the Committee assesses whether our compensation programs encourage behavior that would create risks reasonably likely to have a material adverse effect on our Company. The Committee has concluded it does not.

No Gross-Ups - We do not provide for tax reimbursement payments or gross-ups in the event of any "golden parachute" excise taxes or otherwise.

Performance-Based Equity Awards - 50% of our total target annual LTI awards are performance-based equity awards which are measured over a three-year performance period and cliff vest after the end of the three-year period.

No Above-Market Returns - We do not offer preferential or above-market returns on compensation deferred by our NEOs.

Incentive Clawbacks - The Company maintains a clawback program, which allows for recovery of all or a portion of any incentive compensation (both cash incentives and equity incentives) awarded to the NEO related to restatements of our financial statements or misconduct.

No Guaranteed Salary Increases - Employment agreements for our NEOs do not contain any guaranteed contractual salary increases. The Committee determines our CEO’s salary increases, if any, and, together with our CEO, any salary increases for our remaining NEOs.

Limited Perquisites - The Company provides limited perquisites to NEOs, including executive physicals to our NEOs to ensure executives maintain their health.	No Repricing of Stock Options - The Company’s equity plans prohibit repricing of stock options without stockholder approval.

Provision of Annual LTI Awards - We annually make awards of long-term incentives that are tied to stock performance. The overlay of these awards helps mitigate the possibility of behaviors that would enhance incentive earnings in one year at the expense of future performance results.

No Hedging - Our Insider Trading Compliance Policy prohibits officers, employees and directors from hedging of our stock. For additional information, see “Anti-Hedging Policy” under “Corporate Governance Matters” elsewhere in this Proxy Statement.

Short-Term Incentive Cap - Our incentive plans include a cap on payout opportunities. This mitigates against the possibility of excessively high earnings potential that could motivate inappropriate behavior.

No Pledging - Our Insider Trading Compliance Policy prohibits officers, employees and directors from pledging of our stock. For additional information, see “Anti-Hedging Policy” under “Corporate Governance Matters” elsewhere in this Proxy Statement.

Employment Agreements - Our executives have at-will employment and letter agreements.

“Double-Trigger” Change-in-Control Acceleration - Employment agreements for our NEOs contain “at-will” employment provisions, and both a change-in-control and a qualifying termination of service are required to accelerate vesting of the NEO’s equity grant(s).

Stock Ownership Guidelines - We require our NEOs and non-employee directors to achieve and maintain designated stock ownership levels, including 5x base salary for our CEO, which ensure their investment in Syneos Health’s long-term success. Our NEOs and non-employee directors are currently on track to meet the guidelines within the required time periods. More information on our stock ownership guidelines is available on page 18.

Annual Say-on-Pay Advisory Vote - The Board has determined that the Say-on-Pay vote will be held annually until the next shareholder vote on the frequency of the Say-on-Pay vote.

27

Compensation Discussion and analysis

Results of 2020 Say‑on‑Pay Vote

At the 2020 Annual Meeting, the Company’s stockholders approved the compensation of the NEOs, with stockholders representing 99.1% of the shares voted at the 2020 Annual Meeting casting votes in favor of the “Say-on-Pay” proposal. The Committee believes that the Say-on-Pay vote at our 2020 Annual Meeting endorsed our Company’s compensation philosophy and programs and is reflective of the continued focus on evolving our executive compensation strategy. The Committee will continue to monitor stockholder feedback each year as it reviews and establishes future executive compensation programs. Following the Say-on-Pay vote at this Annual Meeting, our next Say-on-Pay vote is expected to be held at our 2022 Annual Meeting.

Compensation Decision Roles

The Committee develops the compensation program for our NEOs and other executive officers, which includes authorizing all equity-based awards, recommending or reporting its decisions to the Board and overseeing the administration of the compensation programs for the Company’s NEOs. While the Committee has sole responsibility for developing the program, it solicits advice from the Committee’s independent consultant, Exequity LLP (the “Consultant”), which provides market level compensation and practices as further described below. The CEO uses this information in recommending targets, evaluating performance, recommending appropriate salary and incentive awards, and making proposals for changes in our NEOs’ compensation packages (other than his own). The CEO also participates in Committee meetings at the request of the Committee in order to provide background information regarding his recommendations. However, our CEO does not have a vote on Committee matters. Our Chief Human Resources Officer participates in and assists the Committee on compensation and governance matters, at the Committee’s discretion. Multiple times during the year, the Committee holds executive sessions without our CEO or other executive officers to facilitate the exchange of candid views among Committee members and to establish our CEO’s compensation.

At least annually, the CEO reviews the performance of each NEO and other executives (other than himself) and makes recommendations to the Committee with respect to salary adjustments and incentive amounts. The Committee’s annual review of the CEO’s performance includes feedback directly from the Board and indirectly from members of our senior management team. The Committee also develops the compensation program for non-employee directors with the assistance of the Consultant. A description of the Committee’s responsibilities is in the Committee’s Charter available under “Investors - Corporate Governance - Governance Documents” on our website at www.syneoshealth.com.

Compensation Consultant

The Committee’s Consultant provides advice and assistance to the Committee in developing the compensation program for our NEOs, as well as for other senior executives. The Consultant was engaged by, reports directly to, and carries out responsibilities as assigned by the Committee. The Consultant provides information regarding market compensation levels and practices, assists the Committee in the review and evaluation of such compensation levels and practices, and advises the Committee regarding compensation decisions, particularly with respect to the compensation of our CEO. The Consultant also provides information and advice on non-employee director compensation. At the discretion of the Committee, a principal of the Consultant attends meetings of the Committee and communicates with the Chair of the Committee between meetings to provide timely advice on questions and decisions before the Committee. The Committee has direct access to the Consultant throughout the year.

The Committee has the sole authority to retain and terminate the Consultant and to approve the Consultant’s fees and all other terms of its engagement with the Consultant. The Consultant does not provide services to the Company directly or indirectly through affiliates. The Committee has considered the independence factors in applicable SEC rules and Nasdaq listing standards and other facts and circumstances and concluded that the services performed by the Consultant do not raise any conflict of interest.

Peer Group

The Committee considers competitive marketplace practices in making its compensation decisions by reviewing our executive compensation program and comparing it to compensation paid to executives in comparable roles at comparably sized peer group including companies with whom we compete for talent. We do not target any specific market position in establishing compensation, but generally aim to have a compensation program that is in line with the market, as determined by all of the collected market information. We also consider the performance of our Company with respect to comparative historical financial and stockholder returns of our peer companies and the impact of compensation on our current-year operating budget. The Committee and Consultant review the peer group every year to ensure the companies remain appropriate and relevant for use in competitive compensation analysis. As part of this review, the Consultant and Committee compare criteria including size by revenue, the complexity of our business, customer base, services provided, geographic scope, and market capitalization of several companies in our industry to be potential peer companies. Our peer group consisted of the following 17 companies at the time the Committee reviewed our executives’ compensation for 2020.

28	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Compensation Discussion and analysis

Agilent Technologies, Inc.	Endo International plc	Perrigo Company plc
AMN Healthcare Services	ICON Public Limited Company	PRA Health Sciences, Inc.
Bio-Rad Laboratories, Inc.	IQVIA Holdings Inc.	Quest Diagnostics Incorporated
Catalent Incorporated	Laboratory Corporation of America Holdings	Waters Corporation
Cerner Corporation	Mettler-Toledo International Inc.	West Pharmaceuticals
Charles River Laboratories International, Inc.	PerkinElmer, Inc.

In May 2020, the Committee, with the Consultant’s assistance, reviewed the peer group. The review led to the addition of PPD, Inc., following its public offering in early 2020, to the peer group that will be used to review compensation levels for 2021.

Target Pay and Mix of Compensation Elements

We do not employ a purely formulaic approach for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. Instead, the Committee determined what it believed to be the appropriate level and mix of our compensation elements to retain our senior management team, motivate them and align their interests with those of our stockholders.

Historically, the Committee has weighted a higher level of the total target compensation mix to equity-based compensation. We provide a portion of our executive compensation in the form of PRSUs and RSUs that vest annually over three years, with 50% of the total target equity award grant being performance-based. We believe our approach to compensation supports the retention of our executives and aligns their interests with those of our stockholders by encouraging executives to participate in the long-term success of our Company and create stockholder value.

The following illustration provides information about the mix between performance-based and fixed elements; how performance-based compensation was allocated between annual and long-term incentive elements; and how total compensation was allocated between cash and equity components for fiscal 2020 to NEOs. Compensation reflected in the graph below includes salary, target annual incentive opportunity, and the grant-date fair value of long-term incentives granted during 2020 and excludes the value of other benefits and perquisites. RSUs are included in variable pay below because the value varies with stock performance.

As shown in the chart, performance-based compensation is a substantial portion of our executives’ total compensation opportunity, 87.0% for our CEO and an average of 75.4% for our other NEOs.

In determining current and future compensation, the Committee considers the economic value as well as the retention value of prior equity grants received by our NEOs, as well as internal equity, which means we review each NEO’s compensation against the compensation of our other senior team members and other Company employees generally. In determining the reasonableness of a NEO’s total compensation, the Committee considers not only individual and corporate performance compared to targets, but also the nature of each element of compensation provided, including salary, annual cash incentives, and long-term incentive compensation, as well as the executive’s severance and change-in-control arrangements.

29

Compensation Discussion and analysis

Compensation Element Details

Base Salary

We use base salary to recognize the experience, skills, knowledge, responsibilities and performance in role of our NEOs. When establishing base salaries for 2020, the Committee considered the compensation of executives in our peer group. In addition, the Committee reviews a variety of other factors, including but not limited to:

•	the historic salary levels of the executive;

•	the nature of the executive’s responsibilities;
•	the availability of well-qualified candidates who could assume the executive’s role;
•	the executive’s tenure and performance in their current role at our Company;
•	the executive’s history and performance holding positions of similar or greater responsibility at previous place(s) of employment;
•	general economic conditions; and
•	the Company’s financial performance.

Base salary is intended to aid in the attraction and retention of talent in a competitive market and is targeted at the market median, although actual salaries may be higher or lower as a result of various factors, including those given above as well as internal pay equity within the Company and the degree of difficulty in replacing the individual. The Consultant provides the Committee with benchmark data as part of the review process. As a result, at the beginning of 2020 and in connection with the annual review of each executive officer’s total target compensation completed in the prior year, the Committee increased executive salaries as follows to improve and maintain alignment with comparable positions in our peer group:

EXECUTIVE	2019 Salary ($)	2020 Salary ($)	Change (%)

Alistair Macdonald	1,030,000	1,060,000	2.9%

Jason Meggs	525,000	600,000	14.3%

Michelle Keefe	550,000	567,000	3.1%

Paul Colvin	525,000	567,000	8.0%

Jonathan Olefson	450,000	465,000	3.3%

As part of the Company’s response to the COVID-19 pandemic, our NEOs voluntarily took temporary salary reductions for the period from May 1, 2020 through September 30, 2020. The reduction was 30% for our CEO and 14% to 20% for our other NEOs. The table above reflects the unreduced annual base salaries for the executives in 2020.

Cash Incentives

Annual Cash Incentives

Overview

Our compensation philosophy connects our executives’ potential annual earnings to the achievement of annual performance objectives designed to support execution of our business strategies. The Management Incentive Plan (“MIP”) is intended to reward accomplishment of organizational goals and specific individual performance objectives identified as critical to our success. The MIP provides for the payment of cash bonuses dependent upon achievement of predetermined corporate financial performance targets, as well as certain measures specific to individual performance.

30	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Compensation Discussion and analysis

Individual MIP Targets

The overall MIP potential varies depending upon the NEO’s position. Each NEO’s MIP target represents the percent of salary that NEO may potentially receive as an annual bonus if the Company achieves the pre-determined goals established by the Committee for the year. Mr. Macdonald’s MIP target was increased at the beginning of 2020 from 100% to 120% for better alignment with peer companies and to increase the proportion of compensation intended to drive short-term results. Other executives’ targets remained unchanged. For 2020, the MIP targets for each of our NEOs were as follows:

EXECUTIVE	MIP TARGET (% OF BASE SALARY)

Alistair Macdonald	120%

Jason Meggs	70%

Michelle Keefe	70%

Paul Colvin	70%

Jonathan Olefson	50%

Potential MIP payouts for 2020 ranged from zero to 200% of each NEO’s MIP target, so that executives could earn above-target payouts if actual performance significantly exceeded predetermined annual goals, or could earn below-target payouts, or could earn no payouts, if performance was below the minimum thresholds established for the year.

End-of-Year Assessment Process

Following the end of each fiscal year, the Committee, with the assistance of our CEO, for all NEOs other than himself, reviews actual results and performance against the goals for such fiscal year and determines the amounts, if any, of the annual cash incentives to be paid to our NEOs under the MIP. The Committee reserves the right to reduce MIP payouts for an individual NEO or for the executive team as a whole, based on its judgment of individual or the executive team’s performance against certain goals or other environmental factors related to the business.

Financial Performance Metrics

The 2020 MIP performance goals included two financial measures: MIP Revenue, weighted at 66% of total MIP target, and MIP EBITDA, weighted at 34% of total MIP target. Our MIP Revenue is defined as the Company’s revenue reduced by the total reimbursable expenses of our clients and excludes certain non-recurring financial impacts as determined by the Committee. Our MIP EBITDA is defined as the reported Adjusted EBITDA and excludes certain non-recurring financial impacts as determined by the Committee. EBITDA represents earnings before interest, taxes, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, further adjusted to exclude expenses and transactions that the Company believes are not representative of its core operations, namely: acquisition-related deferred revenue adjustments; restructuring and other costs; transaction and integration-related expenses; asset impairment charges; share-based compensation expense; other (income) expense, net; and (gain) loss on extinguishment of debt.

2020 MIP Performance Scale

MIP Funding %	50%	100%	150%
Net Service Revenue ($M)	3,450	3,632	3,995
Pre-MIP EBITDA($M)	739	817	956
NSR Percent Achievement	95.0%	100.0%	110.0%
Pre-MIP EBITDA Percent Achievement	90.4%	100.0%	117.0%
Total MIP Funding ($M)	43.5	87.0	130.6
Post MIP EBITDA ($M)	695	730	825

COVID-19 Impact

The Committee established the 2020 performance scale to require minimum thresholds of MIP Revenue and MIP EBITDA to be achieved for the respective 2020 targets to produce funding at the 50% level. For our 2020 fiscal year, the performance for both measures was below the threshold level, driven primarily by government-imposed stay-at-home orders and other restrictions that were implemented in response to the COVID-19 pandemic. Nonetheless, the Committee determined that a partial payout at 50% was appropriate to recognize the performance achieved in the period before our business was negatively impacted by the effects of the COVID-19 pandemic, when the Company achieved its financial and operating plans, as well as to recognize the important steps our executives took during the fiscal year to help manage the business through this health and economic crisis.

The Committee noted that our executives quickly adapted and responded in real-time to address the effects of the COVID-19 pandemic on our business and the businesses of our customers, including the impacts of various measures taken by national, state and local governments to attempt to contain the spread of the virus. Further, our executives responded to the ongoing pandemic

31

Compensation Discussion and analysis

by accelerating the Company’s adoption of new technologies and business models, such as remote monitoring. Despite the significant challenges caused by the COVID-19 pandemic and its negative impact on revenue, with management’s quick and thorough response the Company had strong sales performance with a record year of awards and record cash flow from operations. In addition, GAAP earnings per share increased from $1.27 in 2019 to $1.85 in 2020. Because of these actions and the resulting strong performance under the circumstances, the Committee determined to provide a bonus of 50% of each NEO’s target award opportunity.

The total 50% MIP funding was less than the 2019 funding of 61.3%. The NEOs received slightly less funding than other employees in the MIP pool, which had funding of 51.6%. The actual payments made to Messrs. Macdonald, Meggs, Colvin, and Olefson were $636,000, $210,000, $198,450, and $116,250, respectively. Ms. Keefe’s payment was $198,450. Because the ultimate MIP payments were discretionary, the payments appear in the Bonus column of the “Summary Compensation Table” below.

For additional information about the MIP, please refer to the “2020 Grants of Plan-Based Awards” table contained in this Proxy Statement, which shows the threshold, target, and maximum incentive amounts payable under the MIP for our fiscal year 2020 performance.

Long-Term Incentive Compensation

Our long-term incentive compensation awards are intended to link NEO compensation to stockholder interests and long-term Company performance. Performance-based and time-based grants were made to each of our NEOs in 2020. Our performance-based grants include metrics that align with our three-year Value Creation Plan (“VCP”) to drive shareholder value over the longer term and work in tandem with annual cash incentives, which focuses on shorter term VCP metrics (Revenue and EBITDA growth).

Long-Term Incentives Granted in 2020

In January 2020, the Committee approved long-term incentive awards for the NEOs comprised of (i) PRSUs, which are scheduled to cliff vest approximately three years from grant date depending upon on the achievement of ROIC and three annual Adjusted EPS performance targets approved by the Committee (the “2020 PRSUs”); and (ii) time-based RSUs. Grants made to Ms. Keefe and Messrs. Macdonald, Meggs, Colvin, and Olefson during 2020 are shown in the table below:

EXECUTIVE	TARGET PRSUs	TIME-BASED RSUs

Alistair Macdonald	48,770	48,770

Jason Meggs	13,803	13,803

Michelle Keefe	11,862	11,862

Paul Colvin	11,862	11,862

Jonathan Olefson	6,692	6,692

The time-based RSUs granted in January 2020 vest in three approximately equal annual installments on the first three anniversaries of the date of grant, subject to the NEO’s continued employment with the Company.

The 2020 PRSUs are scheduled to cliff-vest approximately three years from the grant date with 50% of the target award amount allocated to achievement of ROIC and 50% of the target award amount allocated to achievement of three annual Adjusted EPS performance targets corresponding to fiscal years 2020, 2021, and 2022. ROIC is determined by dividing Adjusted EBITDA (as defined herein) by invested capital, in each case during the applicable performance period, with appropriate adjustments if the Company completes a transformational merger, divestiture, or acquisition (considering size, complexity, and scope of the transaction) during that performance period. Adjusted EPS for a given performance period is adjusted diluted earnings per share (defined as diluted earnings per share excluding acquisition-related deferred revenue adjustments; acquisition-related amortization; restructuring and other costs; transaction and integration-related expenses; share-based compensation expense; gain or loss on extinguishment of debt; other income (expense), net; and the income tax effect of the above adjustments).

The vesting terms, as defined in the PRSU grant agreement, for the 2020 PRSUs require achievement of (i) ROIC goals with respect to 50% of the target award amount; and (ii) Adjusted EPS goals with respect to the remaining 50% of the target award amount for each of the three individual years. Threshold performance results in 50% vesting; target performance results in 100% vesting; and maximum performance results in 150% vesting.

PRSUs Earned in 2020

PRSUs were granted to Mr. Macdonald and Ms. Keefe in February 2018, and to Mr. Meggs in May 2018 when he was appointed as the Company’s Chief Financial Officer. These PRSUs were subject to achievement of revenue growth goals for each of the individual fiscal years 2018, 2019, and 2020. To the extent the performance goals were achieved, the PRSUs would vest after the third anniversary of the February grant date, following certification by the Committee. The revenue growth goal for 2018 was based on the Company’s rate of growth while 2019 and 2020 goals were based on revenue growth compared to a select group of peer companies comprising IQVIA’s CRO division, PRA, ICON, Medpace and LabCorp’s Covance division. The Committee approved a final rating on the revenue growth PRSUs of 39%, based on the average of the three respective annual performance ratings of 0%,

32	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Compensation Discussion and analysis

118%, and 0% in years 2018, 2019, and 2020, respectively. Revenue for the 2020 performance year was negatively impacted by the COVID-19 pandemic; no adjustments were made to the goal or vesting, resulting in zero vesting for 2020.

Following the merger in 2017, Mr. Macdonald and certain other executives received a special one-time grant of PRSUs intended to ensure their focus on merger integration and related synergies. These PRSUs were subject to achievement of sustainable reduction of $100.0 million in annual costs directly linked to the merger cost savings initiatives that were (i) identified, actioned and fully realized by December 31, 2020, (ii) publicly disclosed to stockholders in earnings materials, and (iii) certified by the Audit Committee. Following Audit Committee certification of the required synergy savings, the Committee subsequently approved the vesting of the awards for Mr. Macdonald and other executives. None of the other NEOs participated in this program.

As noted above, 50% of the target 2020 PRSUs are subject to achievement of three annual Adjusted EPS targets for 2020, 2021 and 2022 (the “2020 Adjusted EPS PRSUs”). Similarly 50% of the PRSUs granted in 2019 are subject to achievement of three annual Adjusted EPS Targets for 2019, 2020 and 2021 (the “2019 Adjusted EPS PRSUs”). Following certification by the Committee, the actual achievement of the 2019 Adjusted EPS PRSUs and 2020 Adjusted EPS PRSUs allocated to fiscal year 2020, was approximately 95% and 90% of target dollars, respectively. As such, one-third of the 2019 Adjusted EPS PRSUs were earned and will vest at 74% of target shares once the Committee determines the attainment level of the performance goals for the year ended December 31, 2021, subject to continued employment. In addition, one-third of the 2020 Adjusted EPS PRSUs were earned and will vest at 53% of target shares once the Committee determines the attainment level of the performance goals for the year ended December 31, 2022, subject to continued employment.

Benefit Plans

In 2020, NEOs were eligible to participate in our health and welfare benefits plans under generally the same rules that apply to other employees. Under the plans, eligible employees of the Company and our U.S. subsidiaries may elect to participate in the following plans:

•	life insurance (including basic and voluntary life and basic and voluntary accidental death and dismemberment); and

•	disability plans (including short-term disability and long-term disability)

Mr. Macdonald is eligible to participate in employee benefits plans offered by the Company to all employees in the United Kingdom. The Company’s portion of the costs for each NEO’s participation in these plans is reported in “All Other Compensation” in the Summary Compensation Table below.

Retirement Plans

NEOs residing in the U.S. are eligible to participate in 401(k) retirement plans offered by our Company under the same rules that apply to other employees. Under the plans, eligible employees of the Company and our U.S. subsidiaries may elect to defer a percentage of their compensation each year subject to plan limits and caps imposed by the Internal Revenue Service (the “IRS”). In 2020, all U.S. NEOs participated in our 401(k) plan. The Company made matching contributions of 50% of the first 9% of each participant’s compensation contribution (for a total match of up to 4.5% of eligible compensation) under this plan. As a cost management strategy in connection with the COVID-19 pandemic, the Company implemented a temporary pause in our 401(k) match from April through September 2020.

We also maintain non-qualified deferred compensation plans that enable NEOs and other eligible employees to defer up to 80% of their base salary and up to 100% of their annual bonuses and commissions during their employment or for certain specified minimum deferral periods. The Company does not make any matching or profit sharing contributions under this plan. Accounts are maintained for participants who elect to defer, offering participants a mix of investment options with a variety of goals and risk tolerance. Although we have established a rabbi trust to assist us in meeting our obligations under the plan, account balances under the plan are unsecured under IRS rules and remain part of the Company’s general assets until distributed to the participants. The value of a participant’s account balance is based solely on the participant’s deferrals and the investment return on such deferrals given the performance of the investment options that they select. We do not guarantee any minimum return on those investments. Mr. Colvin is the only NEO who participates in this plan.

Severance and Change-in-Control Agreements

Our NEOs are covered by severance and double-trigger change-in-control agreement provisions included in their employment agreements or the Company’s Executive Severance Plan, which are discussed in the Employment Agreements section of this Proxy Statement.

Tax and Accounting Considerations

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date fair value of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of

33

Compensation Discussion and analysis

performance-based RSUs, time-based RSUs and other equity-based awards under equity incentive award plans have been and will be accounted for under ASC Topic 718. We expect that we will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives. For further information on our accounting for our stock-based compensation awards, refer to our Annual Report on Form 10-K for the year ended December 31, 2020.

34	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Compensation of Named Executive Officers

The following table sets forth summary compensation information for our NEOs for the fiscal years ended December 31, 2020, 2019, and 2018.

2020 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($) (2)	BONUS ($) (3)	STOCK AWARDS ($) (4)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	ALL OTHER COMPENSATION ($) (5)	TOTAL ($)

Alistair Macdonald (1),	2020	909,255	636,000	6,096,250	—	135,448	7,776,953
Chief Executive Officer	2019	1,000,913	—	5,883,080	631,390	130,976	7,646,359
and Director	2018	1,017,045	—	6,071,508	352,200	132,929	7,573,682
Jason Meggs,	2020	549,836	210,000	1,725,376	—	6,299	2,491,511
Chief Financial Officer	2019	525,000	—	1,487,160	225,278	10,646	2,248,084
	2018	443,767	76,004	1,521,501	108,700	25,752	2,175,724

Michelle Keefe,	2020	522,270	198,450	1,482,750	—	7,815	2,211,285
President Commercial Solutions	2019	550,000	—	1,245,915	236,005	12,489	2,044,409

Paul Colvin,	2020	522,270	198,450	1,482,750	—	8,086	2,211,556
President Clinical Solutions	2019	525,000	30,625	1,273,197	225,278	13,615	2,067,715
Jonathan Olefson, General Counsel	2020	437,410	116,250	836,500	—	5,910	1,396,070
and Corporate Secretary	2019	450,000	225,000	906,120	137,925	10,646	1,729,691
	2018	60,411	—	524,820	—	126	585,357

(1)

Mr. Macdonald is paid in British Pound Sterling (the “GBP”). Other than the value of the stock awards, bonuses and non-equity incentive plan compensation, the amounts earned by Mr. Macdonald reported in this Summary Compensation Table have been converted to U.S. dollars using the average weekly exchange rate from GBP to U.S. dollars in 2020 of 1 GBP/1.2829 U.S. dollars, in 2019 of 1 GBP/1.2768 U.S. dollars, and in 2018 of 1 GBP/1.3363 U.S. dollars, as published by the Federal Reserve System, Foreign Exchange Rates-G.5A Annual.

(2)

Amounts represent salary paid to Messrs. Macdonald, Meggs, Colvin and Olefson and Ms. Keefe, in the applicable fiscal year. Each NEO took a voluntary reduction in his or her base salary from May 1, 2020 through September 30, 2020 ranging from 14% to 30%.

(3)

Fiscal 2020 amounts represent discretionary bonuses equivalent to 50% of MIP targets for each executive. Mr. Macdonald’s bonus payment amount was calculated using an exchange rate from GBP to U.S. dollars of 1 GBP/1.3493.

(4)

Represents the aggregate grant date fair values of the RSUs and with respect to PRSUs at target number of shares, in each case computed in accordance with FASB ASC Topic 718. These values have been determined based on the assumptions set forth in Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. If the PRSUs were valued at maximum, the amounts shown in 2020 for Messrs. Macdonald, Meggs, Colvin and Olefson and Ms. Keefe would be $7,620,313; $2,156,720; $1,853,438; $1,045,625; and $1,853,438, respectively.

(5)	Includes the following for each NEO in 2020:

NAME	COMPANY CONTRIBUTION TO RETIREMENT/ 401(k) PLAN ($)	LIFE INSURANCE PREMIUMS ($)	DISABILITY INSURANCE PREMIUMS ($)	PERQUISITES AND OTHER PERSONAL BENEFITS (a)

Alistair Macdonald	105,891	3,206	4,475	21,876

Jason Meggs	5,309	756	234	—

Michelle Keefe	6,825	756	234	—

Paul Colvin	7,096	756	234	—

Jonathan Olefson	4,973	703	234	—

35

COMPENSATION OF NAMED EXECUTIVE OFFICERS

(a)	Includes reimbursements of $14,256 and $7,620, to Mr. Macdonald for a car allowance, which is aligned with the practices for CEOs employed in the U.K., and travel expenses, respectively.

2020 Grants of Plan-Based Awards

The following table sets forth information regarding the grants of plan-based awards to our NEOs in 2020.

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING	EXERCISE OR BASE PRICE OF OPTION	GRANT DATE FAIR VALUE OF STOCK AND OPTION
NAME	TYPE OF AWARD	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	OR UNITS (#) (3)	OPTIONS (#)	AWARDS ($/Sh)	AWARDS ($) (4)

Alistair Macdonald,	MIP		—	1,272,000	2,544,000	—	—	—	—	—	—	—
Chief Executive	PRSU	1/15/2020	—	—	—	24,385	48,770	73,155	—	—	—	3,048,125
Officer and Director	RSU	1/15/2020	—	—	—	—	—	—	48,770			3,048,125

Jason Meggs,	MIP		—	420,000	840,000	—	—	—	—	—	—	—
Chief Financial	PRSU	1/15/2020	—	—	—	6,902	13,803	20,705	—	—	—	862,688
Officer	RSU	1/15/2020	—	—	—	—	—	—	13,803	—	—	862,688

Michelle Keefe,	MIP		—	396,900	793,800	—	—	—	—	—	—	—
President	PRSU	1/15/2020	—	—	—	5,931	11,862	17,793	—	—		741,375
Commercial Solutions	RSU	1/15/2020	—	—	—	—	—	—	11,862			741,375

Paul Colvin,	MIP		—	396,900	793,800	—	—	—	—	—	—	—
President	PRSU	1/15/2020	—	—	—	5,931	11,862	17,793	—	—	—	741,375
Clinical Solutions	RSU	1/15/2020	—	—	—	—	—	—	11,862	—	—	741,375

Jonathan Olefson,	MIP		—	232,500	465,000	—	—	—	—	—	—	—
General Counsel and	PRSU	1/15/2020	—	—	—	3,346	6,692	10,038	—	—	—	418,250
Corporate Secretary	RSU	1/15/2020	—	—	—	—	—	—	6,692	—	—	418,250

(1)	Represents the threshold, target, and maximum awards set for the 2020 MIP. The actual amount of the MIP award paid is included in the “2020 Summary Compensation Table” under the column titled “Bonus”.

(2)

The PRSUs were granted under the Company’s 2018 Equity Incentive Plan. Amounts represent the threshold, target, and maximum awards for PRSUs granted in 2020; for threshold, assumes that minimum performance required for payout is achieved. The performance period for the PRSUs will end on December 31, 2022.

(3)

The time-based RSUs above were granted under the Company’s 2018 Equity Incentive Plan. All time-based RSUs vest in three approximately equal annual installments beginning on the first anniversary of the date of grant.

(4)

The amounts reported in this column represent the aggregate grant date fair value of the awards and are computed in accordance with FASB ASC Topic 718. The amount reported for the PRSUs is based on the number of PRSUs corresponding to the 100% target level performance valued at the closing stock price on the date of grant. The amount reported for the time-based RSUs is valued at the closing stock price on the date of grant. The grant date fair value of these awards have been determined based on the assumptions set forth in Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

36	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2020. Awards granted prior to June 2018 were issued under the 2014 Equity Incentive Plan, and awards granted after June 2018 were issued under the 2018 Equity Incentive Plan.

		OPTION AWARDS				STOCK AWARDS
NAME	VESTING COMMENCEMENT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)

Alistair Macdonald, Chief Executive Officer and Director	6/30/2015 1/19/2016 8/1/2016	17,398 4,889 35,553		40.12 42.88 42.76	6/30/2025 1/19/2026 8/1/2026	210,671	14,353,015	83,849	5,712,632

Jason Meggs, Chief Financial Officer	7/29/2015 1/19/2016 11/1/2016	2,108 2,600 620		43.16 42.88 46.00	7/29/2025 1/19/2026 11/1/2026	45,114	3,073,617	22,518	1,534,151

Michelle Keefe, President Commercial Solutions						40,892	2,785,972	19,114	1,302,237

Paul Colvin, President Clinical Solutions						27,260	1,857,224	18,694	1,273,622

Jonathan Olefson, General Counsel and Corporate Secretary						20,655	1,407,225	12,288	837,181

Explanations of certain columns in the table follow:

Number of Securities Underlying Unexercised Options. There were no unvested stock options at year-end 2020.

Stock Awards. Market values for time and performance-based RSUs are calculated using the closing market price of $68.13 of our stock on the Nasdaq on December 31, 2020.

37

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Number of Shares or Units of Stock That Have Not Vested. This column includes unvested time-based RSUs, specifically regular annual RSUs, and performance-based RSUs (PRSUs) that have been certified by the Committee. The vesting dates of all awards are:

RSU Awards Unvested at Year-End 2020
GRANT DATE	AWARD TYPE	VESTING DATE	ALISTAIR MACDONALD	JASON MEGGS	MICHELLE KEEFE	PAUL COLVIN	JONATHAN OLEFSON
8/17/2017	PRSU	3/2/2021	36,429	—	—	—	—
2/15/2018	RSU	2/15/2021	26,489	8,829	6,622	—	—
2/15/2018	PRSU	3/2/2021	31,258	—	7,815	—	—
5/7/2018	PRSU	3/2/2021	—	5,094	—	—	—
11/13/2018	RSU	11/13/2021	—	—	—	—	3,521
1/2/2019	RSU	1/2/2021	—	—	—	711	—
		1/2/2022	—	—	—	710	—
1/8/2019	RSU	1/8/2021	21,604	5,508	4,614	4,405	3,356
		1/8/2022	21,603	5,507	4,614	4,404	3,355
1/8/2019	PRSU (Adjusted EPS)	3/15/2022	20,210	5,153	4,317	4,120	3,140
1/15/2020	RSU	1/15/2021	16,257	4,602	3,955	3,955	2,231
		1/15/2022	16,257	4,601	3,954	3,954	2,231
		1/15/2023	16,256	4,600	3,953	3,953	2,230
1/15/2020	PRSU (Adjusted EPS)	3/15/2023	4,308	1,220	1,048	1,048	591

Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested. This column reflects unearned performance-based RSUs (PRSUs) at 100% target level. The maximum payout potential is 150% of target. PRSUs that have been previously certified by the Committee are reflected in the “RSU Awards Unvested at Year-End 2020” table above.

Performance Equity Awards Unvested at Year-End 2020 (Stock Units at Target Level)
GRANT DATE	PERFORMANCE PERIOD	PERFORMANCE METRIC	ALISTAIR MACDONALD	JASON MEGGS	MICHELLE KEEFE	PAUL COLVIN	JONATHAN OLEFSON
1/8/2019	2019 - 2021	Adjusted EPS	10,802	2,754	2,307	2,202	1,678
1/8/2019	2019 - 2021	ROIC	32,406	8,262	6,922	6,607	5,034
1/15/2020	2020 - 2022	Adjusted EPS	16,256	4,600	3,954	3,954	2,230
1/15/2020	2020 - 2022	ROIC	24,385	6,902	5,931	5,931	3,346

38	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

COMPENSATION OF NAMED EXECUTIVE OFFICERS

2020 Option Exercises and Stock Vested

The following table provides information concerning the exercise of stock options and the vesting of stock awards held by our NEOs during 2020.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)

Alistair Macdonald, Chief Executive Officer and Director	46,696	2,138,686	88,551	5,617,672

Jason Meggs, Chief Financial Officer	—	—	16,126	1,029,604

Michelle Keefe, President Commercial Solutions	—	—	12,558	803,962

Paul Colvin, President Clinical Solutions	—	—	5,116	306,435

Jonathan Olefson, General Counsel and Corporate Secretary	—	—	6,878	423,989

(1)

The value realized on exercise is determined by multiplying the number of stock options by the difference between the exercise price of the option and the closing price of our common stock on the date of exercise.

(2)	The value realized on vesting is determined by multiplying the number of stock awards that vested by the closing price of our common stock on the vesting date.

2020 Nonqualified Deferred Compensation

Pursuant to our elective nonqualified deferred compensation plan, eligible employees in the United States, including our NEOs, may defer up to 80% of their eligible base salaries as of the first day of the calendar year, up to 100% of their eligible commission as of the first day of the calendar year and up to 100% of awards earned under the annual bonus plan. Deferral elections are made by eligible employees before the beginning of the calendar year for which the compensation is payable. Contributions to the elective nonqualified deferred compensation plan consist solely of participants’ elective deferral contributions, with no matching or other employer contributions.

The nonqualified deferred compensation plan allows eligible employees to make individual investment elections that best suit their goals, time horizon and risk tolerance. Participants may change their investment elections at any time. Deferrals are only deemed to be invested in the investment options selected. Investment options consist of a variety of well-known mutual funds. The plan does not operate in a manner to provide any above-market returns or preferential earnings to participants. For 2020, participants were able to choose among a total of 31 investment options. Distributions of amounts credited to the account of a NEO under the elective nonqualified deferred compensation plan will generally commence six months after the date of the executive’s separation from service. NEOs may also elect to receive in-service distributions of such amounts at the time they make their deferral elections. In addition, upon a showing of an unforeseeable emergency, NEOs may be allowed to access funds in their deferred compensation accounts before otherwise eligible. Modifications to the timing and form of payment may only be made 12 months prior to the previously selected payment date, and the new payment date must be at least five years later than existing date. Any modification may not accelerate the payment of a deferral balance. Distributions can generally be received either as a lump sum payment or in annual installments over a period not to exceed five years, or a combination thereof, except in the cases of death or change in control, which are always paid in a lump sum.

39

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Mr. Colvin was the only NEO who elected to defer part of his compensation during 2020. The following table provides information related to the potential benefits payable to each of our NEOs under our elective nonqualified deferred compensation plan.

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Alistair Macdonald (3)

Jason Meggs

Michelle Keefe

Paul Colvin	27,052		8,271		63,781

Jonathan Olefson

(1)	Amounts in this column are reported as compensation for fiscal year 2020 in the Salary and Total columns of the Summary Compensation Table.

(2)	Amounts in this column are not reported as compensation for fiscal year 2020 in the Summary Compensation Table since they do not reflect above market or preferential earnings.

(3)	Mr. Macdonald is not eligible to participate because he resides outside of the United States.

Employment Agreements

The Company has entered into employment or letter agreements with each of our NEOs. The material provisions of each such agreement are described below.

•	Alistair Macdonald, our Chief Executive Officer, in July 2016, amended April 2017 and January 2020

•	Jason Meggs, our Chief Financial Officer, in April 2014, amended June 2014, March 2018 and May 2018 (appointing Mr. Meggs as our Chief Financial Officer)
•	Michelle Keefe, our President of Commercial Solutions, letter agreement in November 2017
•	Paul Colvin, our President of Clinical Solutions, letter agreement in August 2018
•	Jonathan Olefson, our General Counsel and Corporate Secretary, letter agreement in November 2018

NAMED EXECUTIVE OFFICERS	BASE SALARY (AS OF DECEMBER 31, 2020)	TARGET ANNUAL CASH INCENTIVE BONUS

Alistair Macdonald (1)	$1,060,000	120%

Jason Meggs	$600,000	70%

Michelle Keefe	$567,000	70%

Paul Colvin	$567,000	70%

Jonathan Olefson (2)	$465,000	50%

(1)	Mr. Macdonald also is entitled to receive an annual car allowance and Company contributions under our Company Pension Plan.

(2)	As of December 31, 2020, Mr. Olefson’s annual base salary was $465,000. The Committee increased Mr. Olefson’s annual base salary to $500,000 effective as of January 1, 2021.

Other than Mr. Olefson, none of our NEOs received an increase in base salary as of January 1, 2021.

Mr. Macdonald:

Mr. Macdonald’s employment agreement provides that either the Company or Mr. Macdonald may terminate his agreement upon six months’ prior written notice, and the Company also can terminate Mr. Macdonald’s agreement immediately upon written notice by paying him six months of his base salary in lieu of the notice period. The Company may terminate Mr. Macdonald’s employment for death, “disability,” “cause” or without “cause”, as defined in Mr. Macdonald’s employment agreement. For a summary of the potential payments and benefits Mr. Macdonald would receive in the event of a termination of employment, see “Summary of Potential Payments Upon Termination of Employment or Change in Control” below. Certain payments and benefits that Mr. Macdonald would receive in the event of a termination of employment are subject to customary confidentiality provisions and post-termination non-solicitation and non-competition restrictions that apply during employment and for twelve months thereafter.

If the Company terminates Mr. Macdonald’s employment other than for “cause”, death or disability, or if he resigns for “good reason” (each as defined in his employment agreement), he will receive a cash severance payment equal to two times the sum of (i) his

40	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

COMPENSATION OF NAMED EXECUTIVE OFFICERS

base salary, plus (ii) his annual target bonus for the year of termination. If the Company terminate Mr. Macdonald’s employment other than for cause, death or disability, or he resigns for good reason during the period commencing three months prior to and ending 24 months after a change in control of the Company, then he will receive a cash severance payment equal to three times the sum of (i) his base salary, plus (ii) his annual target bonus for the year of termination, or if greater, the annual target bonus in effect prior to an event giving rise to a claim for good reason. Additionally, Mr. Macdonald will be entitled to 36 months of health care coverage continuation and accelerated vesting of all outstanding, unvested equity awards held by Mr. Macdonald as of the termination date.

The Company is not required to make these payments to Mr. Macdonald if Mr. Macdonald: (i) commits any act of serious misconduct; (ii) commits any serious breach or repeated or continued breach of his obligations under the agreement; (iii) is guilty of conduct tending to bring him or the Company or any group company into disrepute; (iv) has a bankruptcy order made against him or has an interim order made against him under the Insolvency Act 1986 or is deemed bankrupt; (v) fails to perform his duties to a satisfactory standard, after having received a written warning from the Board relating to the same; (vi) is convicted of an offense under any statutory enactment or regulation (other than a motoring offense for which no custodial sentence can be imposed); (vii) breaches certain clauses of the agreement; (viii) becomes prohibited by law from being a director; or (ix) resigns from office as a director of the Company or any Company affiliate or refuses to hold office as a director of the Company or any Company affiliate.

If the Company is wound-up for the purposes of reconstruction or amalgamation and, as a result, Mr. Macdonald is terminated or his duties redefined in a manner consistent with his current position or status with the Company, he will have no claim against the Company for termination of employment or otherwise as long as he is first offered employment with the resulting company on terms no less favorable to Mr. Macdonald as those in the agreement. If Mr. Macdonald unreasonably refuses such employment or transfer of his agreement to the resulting company, the Company may terminate his employment within one month of such refusal.

Mr. Meggs:

Mr. Meggs’ employment agreement provides that either the Company or Mr. Meggs may terminate his employment agreement upon prior written notice. The Company may terminate Mr. Meggs’ employment automatically for death, and by written notice for “disability,” or “cause” (as defined in Mr. Meggs’ employment agreement). Mr. Meggs may resign by written notice at any time for “good reason” (as defined in Mr. Meggs’ employment agreement). For a description of the potential payments and benefits Mr. Meggs would receive in the event of a termination of employment, see “Executive Severance Plan” and “Summary of Potential Payments Upon Termination of Employment or Change in Control” below. Certain payments and benefits that Mr. Meggs would receive in the event of a termination of employment are subject to customary confidentiality provisions and post-termination non-solicitation and non-competition restrictions that apply during employment and for six to twelve months thereafter.

Messrs. Colvin and Olefson and Ms. Keefe:

For Messrs. Colvin and Olefson and Ms. Keefe, either the Company or the NEO may terminate the employment agreement upon written notice. The Company may terminate each of Messrs. Colvin and Olefson and Ms. Keefe’s employment for death, “disability,” “cause” or without “cause” by written notice to the applicable NEO (each as defined in the Executive Severance Plan). For a description of the payments and benefits to which Messrs. Colvin and Olefson and Ms. Keefe would be entitled upon termination of employment, see “Executive Severance Plan” and “Summary of Potential Payments Upon Termination of Employment or Change in Control” below. Certain payments and benefits that Messrs. Colvin and Olefson and Ms. Keefe would receive in the event of a termination of employment are subject to customary confidentiality provisions and post-termination non-solicitation and non-competition restrictions that apply during employment and for twelve months thereafter.

Executive Severance Plan

In September 2016, we established the Executive Severance Plan to enhance our ability to retain our key executives, including Mr. Meggs, and other officers of the Company. The Executive Severance Plan was amended and restated as of August 20, 2018. Mr. Macdonald is not a participant in this Plan as his employment agreement provides certain employment termination protections.

The plan permits the plan administrator to designate the eligible executives who may participate in the plan. Messrs. Meggs, Colvin and Olefson and Ms. Keefe were selected to participate in the plan. The plan provides designated participants with severance benefits upon a termination of employment by us without cause or by the participant for “good reason” (as defined in the Executive Severance Plan).

For a qualifying termination during the period beginning three months prior to and ending 24 months following a “change in control” (as defined in the Executive Severance Plan), a participant will be entitled to the following: (i) an amount equal to the sum of 200% of the participant’s base salary and 200% of the participant’s target bonus for the year in which the termination occurs; (ii) an amount equal to the aggregate amount of the full premium for benefit coverage continuation under COBRA for a period of 24 months; and (iii) accelerated vesting of any unvested equity awards held by the participant. These amounts shall be paid in a lump sum after the later of the date of the change in control or the Participant’s Date of Termination (as defined in the Executive Severance Plan).

For a qualifying termination outside the “change in control” period (as described above), a participant will be entitled to the following: (i) an amount equal to the sum of 100% of the participant’s base salary and 100% of the participant’s target bonus for the year in which the termination occurs; and (ii) an amount equal to the aggregate amount of the full premium for benefit coverage continuation under COBRA for a period of 12 months. These amounts shall be paid in accordance with the Company’s regular pay schedule in substantially equal installments over a period of twelve (12) months following the Participant’s Date of Termination.

41

COMPENSATION OF NAMED EXECUTIVE OFFICERS

In order to receive any severance benefits under the plan, participants must sign a general release of claims against us. Some of the employees who are eligible to be selected to participate in the plan are also entitled to severance benefits under their employment agreements. However, severance benefits provided under the plan will be reduced by any severance benefits to which a participant would otherwise be entitled under the participant’s employment agreement, or any general severance policy or plan maintained by us that provides for severance benefits (unless the agreement, policy or plan expressly provides for severance benefits to be in addition to those provided under the plan). In addition, any amounts payable to a participant under the plan will be reduced to the maximum amount that could be paid without being subject to the excise tax imposed under the Code sections 280G and 4999, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount. The plan may be terminated or amended by us, provided the participants consent to the termination of the plan or to any amendment that materially and adversely impacts the right of the participant under the plan.

42	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary of Potential Payments upon Termination of Employment or Change in Control

The following table sets forth the potential payments and benefits our NEOs would receive in the event of a termination of employment. These payments and benefits have been quantified assuming their termination of employment, or their termination upon death or disability, or their termination following a change in control occurred on the last trading day of our most recently completed fiscal year ending December 31, 2020 and that the price per share of our common stock is the closing market price on December 31, 2020 of $68.13 per share.

Named Executive Officer	Termination Without Cause or Resignation For Good Reason not related to a Change in Control ($)	Termination For Cause or Resignation Without Good Reason ($)	Death ($)	Disability ($)	Termination Without Cause or Resignation for Good Reason related to a Change in Control ($)

Alistair Macdonald (1)
Cash Severance (2)	4,664,000	—	—	—	6,996,000
Health Care Coverage (3)	55,807	—	—	—	55,807
Group Life Insurance (4)	—	—	4,240,000	—	—
Long-Term Disability Benefits (5)	—	—	—	580,635	—
Restricted Stock Unit Vesting (6)	—	—	14,353,015	14,353,015	14,353,015
Performance-Based Restricted Stock Unit Vesting (7)	—	—	5,712,632	5,712,632	5,712,632
Total	$4,719,807	$—	$24,305,647	$20,646,282	$27,117,454
Jason Meggs
Cash Severance (8)	1,020,000	—	—	—	2,040,000
COBRA (9)	22,651	—	—	—	45,302
Group Life Insurance (4)	—	—	1,000,000	—	—
Long-Term Disability Benefits (10)	—	—	—	120,000	—
Restricted Stock Unit Vesting (6)	—	—	3,073,617	3,073,617	3,073,617
Performance-Based Restricted Stock Unit Vesting (7)	—	—	1,534,151	1,534,151	1,534,151
Total	$1,042,651	$—	$5,607,768	$4,727,768	$6,693,070
Michelle Keefe
Cash Severance (8)	963,900	—	—	—	1,927,800
COBRA (9)	25,276	—	—	—	50,552
Group Life Insurance (4)	—	—	1,000,000	—	—
Long-Term Disability Benefits (10)	—	—	—	120,000	—
Restricted Stock Unit Vesting (6)	—	—	2,785,972	2,785,972	2,785,972
Performance-Based Restricted Stock Unit Vesting (7)	—	—	1,302,237	1,302,237	1,302,237
Total	$989,176	$—	$5,088,209	$4,208,209	$6,066,561

43

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Named Executive Officer	Termination Without Cause or Resignation For Good Reason not related to a Change in Control ($)	Termination For Cause or Resignation Without Good Reason ($)	Death ($)	Disability ($)	Termination Without Cause or Resignation for Good Reason related to a Change in Control ($)

Paul Colvin
Cash Severance (8)	963,900	—	—	—	1,927,800
COBRA (9)	25,360	—	—	—	50,720
Group Life Insurance (4)	—	—	1,000,000	—	—
Long-Term Disability Benefits (10)	—	—	—	120,000	—
Restricted Stock Unit Vesting (6)	—	—	1,857,224	1,857,224	1,857,224
Performance-Based Restricted Stock Unit Vesting (7)	—	—	1,273,622	1,273,622	1,273,622
Total	$989,260	$—	$4,130,846	$3,250,846	$5,109,366
Jonathan Olefson
Cash Severance (8)	697,500	—	—	—	1,395,000
COBRA (9)	23,295	—	—	—	46,590
Group Life Insurance (4)	—	—	930,000	—	—
Long-Term Disability Benefits (10)	—	—	—	120,000	—
Restricted Stock Unit Vesting (6)	—	—	1,407,225	1,407,225	1,407,225
Performance-Based Restricted Stock Unit Vesting (7)	—	—	837,181	837,181	837,181
Total	$720,795	$—	$3,174,406	$2,364,406	$3,685,996

(1)

Mr. Macdonald is paid in British Pound Sterling (the “GBP”). Other than cash severance and unvested values of stock awards, amounts for Mr. Macdonald reported in this Summary of Potential Payments Upon Termination of Employment or Change in Control table have been converted to U.S. dollars using the December 31, 2020 exchange rate from GBP to U.S. dollars of 1 GBP/1.3662 U.S. dollars as published by the Federal Reserve System, Foreign Exchange Rates-H10.

(2)

“Cash severance” represents an amount equal to two times the sum of (i) Mr. Macdonald's base salary, plus (ii) his annual target bonus for the year of termination (e.g., $4,664,000) for a qualifying termination outside of a change in control. Mr. Macdonald's "cash severance" for a qualifying termination related to a change in control would be an amount equal to three times the sum of (i) Mr. Macdonald's base salary, plus (ii) his annual target bonus for the year of termination, or if greater, the annual target bonus in effect prior to an event giving rise to a claim for good reason (e.g., $6,996,000).

(3)	Continuation of health care coverage paid monthly for a period of 36 months following termination.

(4)	Payment to the estate of executive in lump sum. Mr. Macdonald’s amount represents four times base salary. Maximum payment of $1,000,000 applies to NEOs in the United States.

(5)

Yearly benefit after 26 weeks waiting period, pays 65% of salary for three years followed by a final lump sum payment of two times salary. Amount in table represents annual maximum payment. Final lump sum maximum payment is equivalent to $2,120,000.

(6)

Vesting of all unvested restricted stock units on the termination date pursuant to the Company’s 2014 and 2018 Equity Incentive Plans and associated award agreements. Amounts shown represent the value of unvested restricted stock units determined based on the closing market price of our common stock on December 31, 2020, the last trading day of the year.

(7)

Vesting of all PRSUs on the termination date that have not previously been forfeited pursuant to the Company’s 2014 and 2018 Equity Incentive Plans and associated award agreements. Amounts shown represent the value of unvested PRSUs based on the closing market price of our common stock on December 31, 2020, the last trading day of the year.

(8)

“Cash severance” for a qualifying termination outside of a change in control represents an amount equal to the sum of (i) base salary as in effect on the date of termination, plus (ii) annual incentive target for the year in which the date of termination occurs. “Cash severance” for a qualifying termination related to a change in control represents an amount equal to two times the sum of (i) base salary as in effect on the date of termination, plus (ii) annual incentive for the year in which the date of termination occurs.

(9)	COBRA coverage premiums for 12 months for a qualifying termination outside of a change in control and 24 months for a qualifying termination related to a change in control.

(10)	Annual amount due to the executive, paid monthly for the term of the disability. Annual maximum payment of $120,000 applies to NEOs in the United States.

44	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

COMPENSATION OF NAMED EXECUTIVE OFFICERS

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Alistair Macdonald, our Chief Executive Officer and principal executive officer (our “CEO”).

For 2020, our last completed fiscal year, the median of the annual total compensation of all employees of our company (other than our CEO), was $70,516; and the annual total compensation of our CEO was $7,776,953.

Based on this information, our reasonable 2020 estimate for the ratio of the annual total compensation of Mr. Macdonald, our CEO, to the median of the annual total compensation of all employees was 110 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median compensated employee”, the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

We determined that, as of November 25, 2020, our employee population consisted of approximately 23,400 individuals working at our parent company and consolidated subsidiaries, with approximately 45% of these individuals located in the United States, 26% located in Europe, 22% located in various countries of Asia, and the remainder in various countries in Latin America and in Canada. We selected November 25, 2020, which is within the last three months of our 2020 fiscal year, as the date upon which we would identify the “median compensated employee” to allow sufficient time to identify the median compensated employee given the global scope of our operations.

Our employee population consisted of approximately 23,400 individuals, of which 96% are full-time employees. Less than half of our employees (approximately 10,560 individuals) are located in the United States and directly employed by the Company; the remainder is employed by various consolidated subsidiaries outside of the United States. Of the U.S. employees, over 97% are full-time, with the remainder employed on a part-time (less than 30 hours per week) basis. We believe this high percentage of full-time employees is representative of the proportion of our global employee population. Base compensation and incentive compensation for all employees are maintained in one system, which is located in the United States. Other compensation information, such as overtime and other miscellaneous payments, is located in several payroll systems throughout the world.

To identify the median compensated employee from our employee population, we created a global listing of all employees throughout the world and converted each employee’s salary to U.S. dollars to make them comparable. Other compensation, including but not limited to overtime, bonus, and long-term incentive grant value, if applicable, was added to each respective employee’s base salary to determine an estimate of each employee’s annual 2020 compensation. We did not make any cost-of-living adjustments in identifying the median compensated employee.

Using this methodology, we determined that the median employee was a full-time employee located in the United States. With respect to the annual total compensation of the employee who represents our median compensated employee, we calculated the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $70,516.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column 8) of our 2020 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our 2020 Annual Report. This resulted in annual total compensation for purposes of determining the ratio in the amount of $7,776,953.

We believe the inclusion of the value of all compensation for our CEO, compared to the compensation of our median compensated employee, yielding roughly a 110:1 ratio, is a reasonable comparison to 2019 which was 109:1.

45

Proposal Two Advisory (Nonbinding) Vote on Executive Compensation

As discussed in the CD&A, our compensation strategy focuses on providing a total compensation package that is designed to attract and retain high-caliber executives by incentivizing them to achieve Company and individual performance goals and closely aligning these goals with stockholder interests. Our philosophy reflects our emphasis on pay for performance and on long-term value creation for our stockholders.

As required by Section 14A of the Exchange Act, we are providing stockholders with an advisory (nonbinding) vote on the compensation of our NEOs as described in this Proxy Statement. This proposal, known as a “Say-on-Pay” proposal, is designed to give our stockholders the opportunity to endorse or not endorse our Company’s executive compensation program by voting for or against the following resolution:

“Resolved, that the stockholders approve, on an advisory (nonbinding) basis, the compensation of the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the CD&A, the Summary Compensation Table for fiscal year 2020, and other related tables and disclosures).”

When you cast your vote, we urge you to consider the description of our executive compensation program contained in the CD&A and the accompanying tables and narrative disclosures.

Required Vote

The affirmative vote of the majority of our shares present electronically or represented by proxy at the meeting and entitled to vote is required to approve our executive compensation. Because your vote is advisory, it will not be binding upon our Board or Compensation and Management Development Committee and will not create or imply any additional fiduciary duties on our Board or any member thereof. However, our Compensation and Management Development Committee and Board may take into account the outcome of the vote when considering future executive compensation arrangements.

Abstentions will have the same effect as votes against the proposal. Broker non-votes are not considered to be entitled to vote and, accordingly, will not affect the outcome of this proposal.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal Two on the approval of our executive compensation as described in this Proxy Statement.

46	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Proposal Three Ratification of the Appointment of Independent Registered Public Accounting Firm

Our Audit Committee, pursuant to its Charter, has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements and the Company’s effectiveness of internal control over financial reporting for the year ending December 31, 2021.

While our Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, our Audit Committee and our Board are requesting, as a matter of policy, that our stockholders ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Our Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. If the appointment of Deloitte & Touche LLP is not ratified by our stockholders, our Audit Committee will consider the appointment of other independent registered public accounting firms for subsequent fiscal years. Even if the appointment is ratified, the Audit Committee may change the appointment at any time if it determines that the change would be in the best interests of the Company and our stockholders.

Deloitte & Touche LLP has served as our independent auditor since March 2016. The Audit Committee believes that the continued retention of Deloitte & Touche LLP as our independent registered public accounting firm is in the best interest of the Company and our stockholders.

Required Vote

The affirmative vote of the majority of shares present electronically or represented by proxy at the meeting and entitled to vote is required to ratify the appointment of Deloitte & Touche LLP. Abstentions will have the same effect as voting against the ratification of the appointment of Deloitte & Touche LLP as our independent auditors. We do not expect any broker non-votes in connection with this proposal.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal Three, to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021.

47

Audit Committee Report

Our Audit Committee has (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2020, (2) discussed with Deloitte & Touche LLP (“Deloitte”), our independent registered public accounting firm for the fiscal year ended December 31, 2020, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, and (3) received the written disclosures and the letter from Deloitte concerning applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. Based upon these discussions and reviews, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is filed with the SEC.

Our Audit Committee is currently composed of Messrs. Klitgaard and Monaghan and Mses. Connaughton and Harty. Each of the members of our Audit Committee are independent directors as defined in Rule 5605(a)(2) of the Nasdaq listing rules and Section 10A(m)(3) of the Exchange Act. The Board has determined that each of Mr. Klitgaard and Ms. Harty is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. Our Audit Committee operates under a written Charter adopted by our Board, a copy of which is available under “Investors - Corporate Governance - Governance Documents” on our website at www.syneoshealth.com.

Summary of Fees

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, each year, at the time it engages an independent registered public accounting firm, the Audit Committee pre-approves the engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis.

The following table summarizes the aggregate fees for professional services rendered to us by Deloitte in fiscal years 2019 and 2020:

	2019	2020

Audit fees	$5,378,921	$5,614,506

Audit-related fees	—	—

Tax fees	1,493,567	1,146,516

All other fees	5,685	5,685

Total	$6,878,173	$6,766,707

Audit Fees

The audit fees represent the annual fees approved by the Audit Committee in connection with the annual audit of our financial statements, for the reviews of our financial statements included in our financial reports including, but not limited to, our Annual Report on Form 10-K, and for other services normally provided in connection with statutory and regulatory filings. The audit fees paid to our principal accountant were $5,378,921 and $5,614,506 for the years ended December 31, 2019 and 2020, respectively. The increase in 2020 was primarily from fees related to our secondary offerings and debt offerings in 2020.

Audit-Related Fees

The audit-related fees represent fees for assurance and related services during the period. For the years ended December 31, 2019 and 2020, we did not incur any audit-related fees.

48	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Audit Committee Report

Tax Fees

The aggregate tax fees billed to us by our principal accountant were $1,493,567 and $1,146,516 for the years ended December 31, 2019 and 2020, respectively. The decrease in 2020 was primarily because there were minimal fees that were paid in 2020 that related to prior years.

All Other Fees

The aggregate of all other fees billed to us by our principal accountant for the years ended December 31, 2019 and 2020 were $5,685 for both years and were primarily related to the annual subscription fee for Deloitte’s technical accounting research tool.

A representative of Deloitte is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and is expected to be available to respond to appropriate questions.

THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

WILLIAM E. KLITGAARD, Chair

BERNADETTE M. CONNAUGHTON

LINDA A. HARTY

MATTHEW E. MONAGHAN

49

Frequently Asked Questions about the Annual Meeting

Notice of Internet Availability of Proxy Materials

In accordance with the rules of the SEC, instead of mailing a printed copy of this Proxy Statement, the Proxy Card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report” and, together with the Proxy Statement and the Proxy Card, the “proxy materials”) to each stockholder of record, we are furnishing the Notice of Annual Meeting (the “Notice”), this Proxy Statement and our 2020 Annual Report, including financial statements, by providing access to them on the Internet to save printing costs and benefit the environment. On or about March 31, 2021, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record on the Record Date. The Notice of Internet Availability of Proxy Materials and this Proxy Statement contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the telephone or Internet. All materials will remain posted on www.proxyvote.com at least until the conclusion of the Annual Meeting. The Notice, Proxy Statement and 2020 Annual Report are also available, free of charge, in PDF and HTML format under “Investors – Financials – SEC Filings” on our website at www.syneoshealth.com.

If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the Proxy Card that you will receive in response to your request.

Who is Entitled to Vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date, or holders of a valid proxy, are entitled to vote at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. Each outstanding share of common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 104,219,970 shares of common stock outstanding and entitled to vote at the Annual Meeting.

How Do I Vote?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, you may vote by proxy in any one of the following ways:

•	Via the Internet by accessing the proxy materials on the secured website www.proxyvote.com and following the voting instructions on that website;
•	Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions; or
•

Via mail by completing, dating, signing and returning the Proxy Card. Please allow sufficient time for delivery of your Proxy Card if you decide to vote by mail, particularly in light of ongoing mail delays related to the COVID-19 pandemic.

To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your Proxy Card, or on the instructions that accompanied your proxy materials. Voting via the Internet or telephone must be completed by 11:59 p.m. EDT on May 11, 2021. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by the Board, as permitted by law.

If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares. In that case, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting may be offered to stockholders owning shares through certain banks and brokers. If your shares are not in your own name and you would like to vote your shares electronically at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

Who Can Attend the Annual Meeting?

The Annual Meeting will be held entirely online to allow greater participation. You may attend the Annual Meeting online only if you are a Syneos Health stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/SYNH2021. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your Proxy Card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the

50	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 8:00 a.m. EDT on May 12, 2021. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:55 a.m. EDT, and you should allow ample time for the check-in procedures.

Can I Change My Vote After I Submit a Proxy?

Yes. Whether you are a stockholder of record or a beneficial owner of shares, you can revoke your proxy or change your vote before your shares are voted at the meeting. If you are a stockholder of record, you may:

•	Give a written notice of revocation bearing a later date than the proxy to our Corporate Secretary at 1030 Sync Street, Morrisville, North Carolina 27560 before the meeting;
•	Duly execute a later-dated proxy relating to the same shares and deliver it to our Corporate Secretary at 1030 Sync Street, Morrisville, North Carolina 27560 before the meeting;
•	Vote electronically at the meeting (although attendance at the meeting will not in and of itself constitute a revocation of a proxy); or
•

If you voted by telephone or via the Internet, vote again by the same means prior to 11:59 p.m. EDT on May 11, 2021 (your latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote electronically at the meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker as previously described.

Stockholder votes will be tabulated by Broadridge Financial Solutions, Inc. who the Board has appointed as inspector of elections.

What Constitutes a Quorum for the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, online or by proxy, of the holders of a majority in voting power of the common stock entitled to vote on the Record Date will constitute a quorum. In accordance with Delaware law, abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present at the meeting. If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.

How Many Votes are Required to Approve Each Proposal at the Annual Meeting?

The following votes are required for the approval of each proposal at the Annual Meeting:

•

Proposal 1 (Election of Directors) - For each Class I director nominee to be elected, the votes cast for such nominee must exceed the votes cast against such nominee. This means that each Class I director nominee must receive more "FOR" votes than "AGAINST" votes in order to be elected as a Class I director.

•	Proposal 2 (Advisory Vote on Executive Compensation) - The affirmative vote of the majority of shares present electronically or represented by proxy at the meeting and entitled to vote.
•	Proposal 3 (Ratification of Deloitte & Touche LLP) - The affirmative vote of the majority of shares present electronically or represented by proxy at the meeting and entitled to vote.

What are Abstentions and Broker Non-Votes and How Will They be Treated?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. A broker non-vote occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent auditors, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the advisory vote on our executive compensation.

Abstentions and broker non-votes will have no effect on the election of directors. Abstentions will have the same effect as votes against the advisory vote on our executive compensation. Broker non-votes are not considered to be entitled to vote and therefore will have no effect on the advisory vote on our executive compensation. Abstentions will have the same effect as votes against the ratification of the appointment of Deloitte & Touche LLP as our independent auditors. We do not expect any broker non-votes in connection with the ratification of the appointment of Deloitte & Touche LLP.

51

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Why Hold a Virtual Meeting?

We are excited to continue using the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. The virtual format provides the opportunity for participation by a broader group of our stockholders, while reducing costs associated with planning, holding and arranging logistics for an in-person meeting. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate equally from any location around the world, at little to no cost. In addition, in light of the ongoing COVID-19 pandemic, hosting a virtual annual meeting supports our efforts to maintain a safe and healthy environment for our directors and stockholders who wish to attend the Annual Meeting and it reduces the environmental impact of our Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/SYNH2021. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

A replay of the Annual Meeting will be made publicly available on our Investor Relations website following the conclusion of the meeting.

What if During the Check-In Time or During the Annual Meeting I have Technical Difficulties or Trouble Accessing the Virtual Meeting Website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/SYNH2021.

Will there be a Question and Answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting that are pertinent to the Company and the meeting matters, as time permits. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we provide an opportunity for stockholders to contact us separately after the meeting through our Investor Relations website. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgement.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

We will post our Q&A on our Investor Relations website following the conclusion of the meeting.

Where Can I Find the Voting Results of the Annual Meeting?

We plan to announce the preliminary voting results at the meeting. We will publish the final results in a Form 8-K filed with the SEC within four business days of the meeting.

52	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Certain Relationships and Related Person Transactions

Set forth below is a description of certain relationships and related person transactions between us or our subsidiaries on the one hand, and any of our directors, executive officers and holders of more than 5% of our voting securities on the other hand. We believe that all of the following transactions were entered into with terms as favorable as could have been obtained from unaffiliated third parties.

2020 Transactions with Related Persons

During the second quarter of 2020, the Company sold its contingent staffing business to System One Holdings, LLC (“System One”), via an arms-length transaction, in exchange for potential future cash consideration not to exceed $4.0 million. THL is a significant shareholder of System One.

Stockholders’ Agreements

We have entered into Stockholders’ Agreements with each of Advent and THL. Pursuant to the Stockholders’ Agreements, each Sponsor has certain registration rights depending on their individual ownership percentage of the Company’s outstanding common stock, including demand registration rights, piggyback registration rights and shelf registration statement rights, in each case, subject to certain customary limitations. The Sponsors also have the right to specify the method of distribution of securities, including an underwritten public offering, and approve of the lead managing underwriter and each other managing underwriter. We are responsible for fees and expenses in connection with the Sponsors’ registration rights, other than underwriters’ discounts and brokers’ commissions. Since January 1, 2020, we have paid a total of approximately $0.8 million of fees and expenses in connection with the Sponsors’ registration rights.

In addition, for so long as either Sponsor holds more than 5% of our common stock, a Sponsor wishing to sell shares of our common stock pursuant to Rule 144 under the Securities Act must use commercially reasonable efforts to consult with the Company, and the Company shall use commercially reasonable efforts to consult with the other Sponsor in connection with dispositions of common stock by such Sponsor pursuant to Rule 144.

The Stockholders’ Agreements also provide Advent and THL with certain Board designation rights and contain certain voting commitments as described above under “Corporate Governance—How the Board is Organized—Stockholders’ Agreements.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer, as applicable.

Policies for Approval of Related Person Transactions

We have adopted a written Related Person Transaction Policy to comply with Section 404 of the Exchange Act. Under this policy, our Audit Committee must review and approve or ratify all relationships and related person transactions in which (i) the Company and (ii) a director, director nominee, executive officer, record or beneficial owner of 5% or more of our common stock, or any immediate family member of any such person (any such person, a “Related Person”) has a direct or indirect material interest. A Related Person’s interest is presumed material, unless it is clearly incidental in nature or determined in accordance with the policy to be immaterial.

Our compliance director is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related person transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.

As set forth in the Related Person Transaction Policy, in the course of its review and approval or ratification of a related party transaction, the Audit Committee will consider:

53

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

•	the position with or relationship of the Related Person to us;
•	the materiality of the transaction to the Related Person and us, including the dollar value of the transaction, without regard to profit or loss;
•

the business purpose for and reasonableness of the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to us for attaining the purposes of the transaction;

•	whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that we offer generally to persons who are not Related Persons;
•	whether the transaction is in the ordinary course of our business and was proposed and considered in the ordinary course of business; and
•

the effect of the transaction on our business and operations, including on our internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

Any member of the Audit Committee who is a Related Person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

54	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Additional Information

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our common stock or other equity securities to file with the SEC certain reports of ownership and reports of changes in ownership of our securities. Executive officers, directors and stockholders who hold more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). Based solely on a review of this information and written representations from these persons that no other reports were required, we believe that, during the prior fiscal year, all of our executive officers, directors, and to our knowledge, 10% stockholders, complied with the filing requirements of Section 16(a) of the Exchange Act, except for one late report for each of Alistair Macdonald, Jason Meggs, Michelle Keefe, Paul Colvin and Jonathan Olefson reporting performance restricted stock units that were earned based upon performance criteria for the year ended December 31, 2019.

Stockholder Proposals

Under Rule 14a-8 under the Exchange Act, in order for a stockholder proposal to be included in our proxy materials for the 2022 annual meeting of stockholders, it must be received at our principal executive offices located at 1030 Sync Street, Morrisville, North Carolina 27560 by December 1, 2021.

Stockholders intending to present a proposal at the 2022 annual meeting of stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our bylaws. Among other things, stockholders wishing to present such a proposal or nominate a director for the 2022 annual meeting of stockholders must deliver written notice of the proposal or nomination to the Corporate Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2022 annual meeting of stockholders no earlier than the close of business on January 12, 2022 and no later than the close of business on February 11, 2022. The notice must contain the information required by the bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2022 annual meeting of stockholders is more than 30 days before or more than 60 days after May 12, 2022, then notice by the stockholder must be delivered to our Corporate Secretary not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Proxy Solicitation

We bear the expense of soliciting proxies. Our directors, officers, or employees may also solicit proxies personally or by telephone, e-mail, facsimile, or other means of communication. We do not intend to pay additional compensation for doing so. In addition, we have engaged Okapi Partners LLC (“Okapi Partners”) to assist in the solicitation of proxies for the Annual Meeting and we estimate we will pay Okapi Partners a fee of approximately $13,500. We have also agreed to reimburse Okapi Partners for reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation and indemnify Okapi Partners against certain losses, costs and expenses. Additionally, we will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.

Delivery of Documents to Stockholders Sharing an Address

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders at that address prior to the mailing date. This delivery method is referred to as “householding” and can result in significant cost savings. This means that only one copy of the proxy materials may have been sent to multiple stockholders in your household. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you would prefer to receive separate copies of proxy materials either now or in the future, please contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51

55

ADDITIONAL INFORMATION

Mercedes Way, Edgewood, New York 11717. In addition, stockholders at a shared address who receive multiple copies of the proxy materials may request to receive a single copy of the proxy materials in the future in the same manner as described above.

Annual Report on Form 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC, is accessible free of charge on our website at www.syneoshealth.com under “Investors – Financials – SEC Filings.” The Annual Report on Form 10-K contains audited consolidated balance sheets of the Company as of December 31, 2020 and 2019, and the related consolidated statements of operations, statements of comprehensive income, statements of stockholders’ equity and statements of cash flows for each of the years ended December 31, 2020, 2019, and 2018. You can request a copy of our Annual Report on Form 10-K free of charge by calling 1-919-876-9300 or sending an e-mail to Investor.Relations@syneoshealth.com. Please include your contact information with the request.

Other Matters

Other than those matters set forth in this Proxy Statement, the Board of Directors is not aware of any additional matters to be submitted before the 2021 Annual Meeting of Stockholders. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board recommends.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE COMPLETED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

THE BOARD OF DIRECTORS

Dated: March 31, 2021

56	2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Corporate Headquarters

1030 Sync Street

Morrisville, NC 27560

Phone: +1 919 876 9300

Fax: +1 919 876 9360

Toll-Free: +1 866 462 7373

About Syneos Health

Syneos Health® (Nasdaq:SYNH) is the only fully integrated biopharmaceutical solutions organization. The Company, including a Contract Research Organization (CRO) and Contract Commercial Organization (CCO), is purpose-built to accelerate customer performance to address modern market realities. Syneos Health brings together approximately 25,000 clinical and commercial minds with the ability to support customers in more than 110 countries. Together we share insights, use the latest technologies and apply advanced business practices to speed our customers’ delivery of important therapies to patients. To learn more about how Syneos Health is Shortening the distance from lab to life® visit syneoshealth.com.

VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT on May 11, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SYNH2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT on May 11, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail, particularly in light of ongoing mail delays related to the COVID-19 pandemic. SYNEOS HEALTH, INC. 1030 SYNC STREET MORRISVILLE, NC 27560  D35550-P48718 SYNEOS HEALTH, INC. The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors For  Against Abstain  Nominees: ! ! !  1a. Thomas Allen ! ! !  1b. Linda A. Harty ! ! ! For  Against Abstain  1c. Alistair Macdonald ! ! ! 2. To approve on an advisory (nonbinding) basis our executive compensation. ! ! ! 3. To ratify the appointment of the Company's independent auditors Deloitte & Touche LLP. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. D35551-P48718 SYNEOS HEALTH, INC. Annual Meeting of Stockholders May 12, 2021 8:00 AM, EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jason Meggs and Jonathan Olefson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of these shares of Class A Common stock of Syneos Health, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, EDT on May 12, 2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side